Exhibit 4.4
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DEUTSCHE BANK CONTINGENT CAPITAL LLC V
Dated as of May 9, 2008

(continued)

(continued)

(continued)
ANNEX A —Bylaws of the Company
ANNEX B —List of Initial Directors and Officers
ANNEX C —Form of Certificate Evidencing the Class A Preferred Security
ANNEX D —Form of Certificate Evidencing Class B Preferred Securities

CROSS-REFERENCES TABLE1

Section of Trust Indenture Act	Section of
of 1939, as amended	Agreement
310(a)	4.01(a)
310(b)	4.01(c)
310(c)	Inapplicable
311(a)	2.02(b)
311(b)	2.02(b)
311(c)	Inapplicable
312(a)	2.02(a)
312(b)	2.02(b)
313	2.03
314(a)	2.04
314(b)	Inapplicable
314(c)	2.05
314(d)	Inapplicable
314(f)	Inapplicable
315(a)	3.01(c), (d)
315(b)	2.07
315(c)	3.01(c)
315(d)	3.01(d)
316(a)	2.08

[1]	This CrossReference Table does not constitute part of the Agreement and shall not affect the interpretation of any of its terms or provisions.

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DEUTSCHE BANK CONTINGENT CAPITAL LLC V
          AMENDED AND RESTATED LIABILITY COMPANY AGREEMENT dated and effective of May 9, 2008 by the Bank (as defined below), as initial Common Securityholder (as defined below) and as initial Class A Preferred Securityholder (as defined below), the Trust (as defined below), as initial Class B Preferred Securityholder (as defined below), and The Bank of New York, as Manager Trustee.
          WHEREAS, the Bank as the organizing member has formed Deutsche Bank Contingent Capital LLC V (the “Company”) as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq., as amended from time to time (the “LLC Act”) pursuant to the LLC Certificate (as defined below) filed with the office of the Secretary of State of the State of Delaware on April 24, 2008, and a Limited Liability Company Agreement of the Company dated as of April 24, 2008 (the “Initial LLC Agreement”);
          WHEREAS, the Bank and the other Securityholders (as defined below) wish to continue the Company as a limited liability company under the LLC Act in accordance with the terms of this Agreement and to amend and restate in its entirety the Initial LLC Agreement;
          NOW, THEREFORE, it being the intention of the parties hereto that this Agreement constitute the governing instrument of the Company and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the initial Securityholders hereby agree as follows:
ARTICLE 1
DEFINED TERMS
          Section 1.01. Definitions. Unless the context otherwise requires:
     (a) capitalized terms used in this Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;
     (b) a term defined anywhere in this Agreement (i) has the same meaning throughout and (ii) shall have the defined meaning when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein;
     (c) all references to “the Agreement” or “this Agreement” are to this Agreement as modified, supplemented or amended from time to time;
     (d) a term defined in the Trust Indenture Act shall have the same meaning when used in this Agreement unless otherwise defined in this Agreement or unless the context otherwise requires; and

     (e) a term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Trust Agreement.
          “1940 Act” means the U.S. Investment Company Act of 1940, as amended from time to time, or any successor legislation.
          “Additional Amounts” has the meaning set forth in Section 10.04(c) hereof.
          “Additional Interest Amounts” means any additional interest amounts payable by the Bank or other obligor pursuant to the terms of the Initial Obligation as a result of deduction or withholding upon payment of interest on the Initial Obligation or repayment upon redemption thereof.
          “Administrative Action” means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body.
          “Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. The terms “control,” “controlled by” and “under common control” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.
          “Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be further amended, modified, supplemented or restated from time to time in accordance with its terms.
          “Arrears of Payments” has the meaning set forth in Section 10.04(b)(vi)(A)(4).
          “Authorized Person” has the meaning specified in Section 5.01(b).
          “BaFin” means the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht).
          “Bank” means Deutsche Bank Aktiengesellschaft, Frankfurt am Main, a Federal Republic of Germany stock corporation.
          “Bankruptcy” means, with respect to any Securityholder, if such Securityholder (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Securityholder or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Securityholder seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or, if within 90 days after the appointment, without such Securityholder’s consent or acquiescence, of a trustee, receiver or liquidator of such Securityholder or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.
          “Board of Directors” means the Board of Directors of the Company as constituted in accordance with the provisions of this Agreement and of the By-laws.
          “Book-Entry Class B Preferred Certificates” has the meaning specified in Section 16.08(a) of this Agreement.
          “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to remain closed.
          “By-laws” means the By-laws of the Company in the form of Annex A hereto, as they may be amended from time to time by the Board of Directors in accordance with the provisions of this Agreement (which By-laws are, for all purposes of this Agreement, deemed to be incorporated herein and to be a part hereof).
          “Capital Payments” means with respect to the Class B Preferred Securities, periodic distributions to Class B Preferred Securityholders declared (or deemed declared) and paid in accordance with this Agreement.
          “Class A Preferred Certificate” means a certificate substantially in the form attached hereto as Annex C, evidencing the Class A Preferred Security held by a Class A Preferred Securityholder.
          “Class A Preferred Security” has the meaning specified in Section 10.03 of this Agreement.
          “Class A Preferred Securityholder” means a Securityholder that owns the Class A Preferred Security.
          “Class B Liquidation Preference Amount” has the meaning set forth in Section 10.04(a) of this Agreement.
          “Class B Payment Date” has the meaning specified in Section 10.04(b)(i) of this Agreement.
          “Class B Payment Period” has the meaning specified in Section 10.04(b)(i) of this Agreement.
          “Class B Preferred Certificate” means a certificate substantially in the form attached hereto as Annex D, evidencing the Class B Preferred Securities held by a Class B Preferred Securityholder.
          “Class B Preferred Guarantee” means the Class B Preferred Securities Subordinated Guarantee Agreement dated as of May 9, 2008, as amended from time to time, between the Bank, as guarantor and The Bank of New York, as Class B Preferred Guarantee Trustee, for the benefit of the Class B Preferred Securityholders.
          “Class B Preferred Guarantee Additional Amounts” has the meaning specified in the Class B Preferred Guarantee.
          “Class B Preferred Guarantee Payments” has the meaning specified in the Class B Preferred Guarantee.
          “Class B Preferred Guarantee Trustee” has the meaning specified in the Class B Preferred Guarantee.
          “Class B Preferred Securities” has the meaning specified in Section 10.04(a) of this Agreement.
          “Class B Preferred Securityholder” means a Securityholder that owns one or more Class B Preferred Securities.
          “Class B Redemption Date” has the meaning specified in Section 10.04(d)(i) of this Agreement.
          “Closing Date” has the meaning specified in the Purchase Agreement.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (§) of the Code (or any Treasury Regulation) refers not only to such section but also to any corresponding provision of any federal tax statute (or any Treasury Regulation) enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.
          “Common Security” means a voting security of the Company representing common limited liability company interests in the Company which are described in this Agreement.
          “Common Securityholder” means a Securityholder that owns the Common Security.
          “Company” has the meaning specified in the Preamble of this Agreement.
          “Company Securities” means the securities of the Company representing the Common Security and the Preferred Securities.
          “Company Special Redemption Event” means (a) a Regulatory Event, (b) a Tax Event other than a Tax Event solely with respect to the Trust, or (c) an Investment Company Act Event with respect to the Company.
           “Deferred Payments” has the meaning specified in Section 16.05(b)(vi)(A)(3)(a) of this Agreement.
          “Definitive Class B Preferred Securities” has the meaning specified in Section 16.05(b) of this Agreement.
          “Directors” means each of the Persons listed as a Director on Annex B hereto until such Persons shall resign or otherwise be duly removed as a Director, and each Person who may from time to time be designated to serve as a successor to any Director of the Company in accordance with the provisions of this Agreement and of the By-laws.
          “Distributable Profits” of the Bank for any fiscal year is the balance sheet profit (Bilanzgewinn) as of the end of such fiscal year, as shown in the audited unconsolidated balance sheet of the Bank as of the end of such fiscal year. Such balance sheet profit includes the annual surplus or loss (Jahresüberschuss/-fehlbetrag), plus any profit carried forward from previous years, minus any loss carried forward from previous years, plus transfers from capital reserves and earnings reserves, minus allocations to earnings reserves, all as determined in accordance with the provisions of the German Stock Corporation Act (Aktiengesetz) and accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect. In determining the availability of sufficient Distributable Profits of the Bank for any fiscal year to permit Capital Payments to be declared with respect to the Class B Preferred Securities, any Capital Payments already paid on the Class B Preferred Securities and any capital payments, dividends or other distributions already paid during the succeeding fiscal year of the Bank (x) to the extent that the determination of Distributable Profits is being made with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities, on Parity Capital Securities and Preferred Tier 1 Capital Securities, if any, and (y) to the extent that the determination of Distributable Profits is being made with respect to the Tier 1 Percentage of the Class B Preferred Securities, on Preferred Tier 1 Securities, if any, in each case pro rata on the basis of Distributable Profits for such fiscal year, will be deducted from such Distributable Profits.
          “DTC” means The Depository Trust Company, a New York corporation.
          “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation.
          “Excess Interest Amounts” has the meaning specified in Section 16.05(b)(vi)(A)(4) of this Agreement.
          “Event of Default” means (i) non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Class B Preferred Securities at the Stated Rate in full, for four consecutive Class B Payment Periods, and (ii) a default by the Guarantor (x) in respect of any of its obligations under Article 4 of the Class B Preferred Guarantee and (y) in the performance of any other obligation under the Class B Preferred Guarantee, and, in the case of (y) only, continuance of such default for 60 days after the Class B Preferred Guarantee Trustee has given notice thereof to the Guarantor.
          “Fiscal Year” means (i) the period commencing upon the formation of the Company and ending on December 31, 2008, and (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.
          “Guarantees” means the Class B Preferred Guarantee and the Trust Preferred Guarantee.
          “Guarantor” means the Bank in its capacity as guarantor under the Guarantees.
          “Holder” means any initial holder or subsequent holder of securities issued by the Trust or the Company, as registered on the books and records of the Trust or the Company, as the case may be.

          “Independent Director” means each member of the Board of Directors who (i) is not a current officer or employee of the Company, the Bank or any Affiliate of the Bank or of any Person or Persons that, in the aggregate, own more than 10% of the Common Securities or (ii) is elected to the Board of Directors by the Class B Preferred Securityholders in accordance with the provisions hereof.
          “Initial LLC Agreement” has the meaning specified in the recitals of this Agreement.
          “Initial Obligation” means the U.S.$1,265,000,025 8.05% perpetual subordinated note issued by the Bank acquired by the Company using the proceeds from the issuance of the Class B Preferred Securities.
          “Initial Redemption Date” has the meaning specified in Section 10.04(d) of this Agreement.
          “Investment Company Act Event” means that the Bank shall have requested and received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is or will be considered an “investment company” within the meaning of the 1940 Act as a result of any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, or any notice or announcement (including any notice or announcement of intent to adopt such law, rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority, in each case after the date hereof.
          “Junior Securities” means (i) ordinary shares of common stock of the Bank, (ii) each class of preference shares of the Bank ranking junior to Preferred Tier 1 Securities of the Bank, if any, and any other instrument of the Bank ranking on parity with such preference shares or junior thereto, and (iii) preference shares or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank which guarantee or support undertaking ranks junior to the obligations of the Bank under the Guarantees.
          “List of Holders” has the meaning specified in Section 2.02(a).
          “LLC Act” has the meaning specified in the first Recital of this Agreement.
          “LLC Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the LLC Act.
          “Majority or Other Stated Percentage” means a vote by Securityholders of outstanding Company Securities voting together as a single class, or, as the context may require, Class A Preferred Securityholders, Class B Preferred Securityholders or Common Securityholders voting separately as a class, who are the record owners of more than 50% (or of equal to or more than such other stated percentage) of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Capital Payments to the date upon which the voting percentages are determined) of all outstanding Company Securities or all outstanding Company Securities of the relevant class, as the case may be.

          “Manager Trustee” means The Bank of New York until a Successor Manager Trustee has been appointed and accepted such appointment pursuant to the terms of this Agreement and thereafter means each Successor Manager Trustee.
          “Obligations” means (i) the Initial Obligation, (ii) an obligation, if any, issued by the Bank in connection with a notice to the Company to issue additional Class B Preferred Securities (in connection with the exercise of the underwriters’ over-allotment option or otherwise) and having the same terms and conditions as the Initial Obligation in all respects except for the issue date, the date from which interest accrues, the issue price and any other deviations required for compliance with applicable law, and (iii) the Substitute Obligations.
          “Officers” means each of the Persons listed as an Officer of the Company on Annex B hereto until such Person shall resign or otherwise be duly removed as an Officer and each Person who may from time to time be duly appointed an Officer of the Company by the Board of Directors or pursuant to Section 9.01(a) and acting in accordance with the provisions of this Agreement and of the By-laws.
          “Officers’ Certificate” means, with respect to the Company, a certificate signed by two Officers.
          “Operating Profits” of the Company means, for any Class B Payment Period, the excess of (a) the amounts paid on the Obligations that the Company may then hold in accordance with this Agreement during such Class B Payment Period over (b) any operating expenses of the Company not paid or reimbursed by the Bank or any one of its branches or affiliates as provided in the Services Agreement during such Class B Payment Period.
          “Parity Capital Securities” means, at any time, Parity Subsidiary Capital Securities and each class of ownership interests in the capital of the Bank that at such time rank senior to the preference shares of the Bank and junior to all other securities of the Bank that at such time (i) rank senior to preference shares and (ii) do not by their terms rank pari passu with such ownership interests of the Bank, if any.
          “Parity Subsidiary Capital Securities” means, at any time, any instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank ranking at such time pari passu with the obligations of the Bank under the terms of the Guarantees in effect with respect to the Upper Tier 2 Percentage of the Trust Preferred Securities and the Upper Tier 2 Percentage of the Class B Preferred Securities.
          “Paying Agent” means Deutsche Bank Trust Company Americas, or any successor.
          “Person” means a legal person, including any individual, corporation, estate, partnership (general or limited), joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
          “Power of Attorney” means the power of attorney granted pursuant to Section 19.06.
          “Preferred Securities” means the Class A Preferred Security and the Class B Preferred Securities.

          “Preferred Securityholder” means a Securityholder that holds one or more Preferred Securities.
          “Preferred Tier 1 Capital Securities” of any person means, at any time, each class of the most senior ranking preference shares of such person and any other instruments of such person (other than common shares) then qualifying as Tier 1 Regulatory Capital and, if such person is the Bank, Preferred Tier 1 Subsidiary Securities.
          “Preferred Tier 1 Securities” means (i) each class of the most senior ranking preference shares of the Bank, if any, and (ii) preference shares or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank then ranking on a parity with the obligations of the Bank as Guarantor under the Guarantees.
          “Preferred Tier 1 Subsidiary Securities” means, at any time, the most senior ranking preference shares and any other instruments of any person other than the Bank, which, in each case, then qualify as Tier 1 Regulatory Capital and are subject to any agreement of the Bank that guarantees or otherwise provides support of such preference shares or other instruments.
          “Property Trustee” has the meaning assigned to it in the Trust Agreement of the Trust.
          “Purchase Agreement” means the Purchase Agreement dated as of May 1, 2008 among the Bank, the Company, the Trust and the underwriters named therein, relating to the sale and issuance of Trust Preferred Securities and Class B Preferred Securities.
          “Qualified Subsidiary” means a Subsidiary that meets the definition of “a company controlled by its parent company” as defined in Rule 3a-5 under the 1940 Act.
          “Redemption Notice” has the meaning specified in Section 10.04(e)(i) of this Agreement.
          “Redemption Price” has the meaning specified in Section 10.04(d)(i) of this Agreement.
          “Register” has the meaning specified in Section 16.06 of this Agreement.
          “Registrar” has the meaning specified in Section 16.06 of this Agreement.
          “Regular Trustee” has the meaning assigned to it in the Trust Agreement.
          “Regulatory Event” means that the Bank is notified by a relevant regulatory authority that, as a result of the occurrence of any amendment to, or change (including any change that has been adopted but has not yet become effective) in, the applicable banking laws of Germany (or any rules, regulations or interpretations thereunder, including rulings of the relevant banking authorities) or the guidelines of the Committee on Banking Supervision at the Bank for International Settlements, in each case effective after the date of the issuance of the Company Securities and the Trust Securities, the Bank is not, or will not be, allowed to treat (i) the Upper Tier 2 Percentage of the Class B Preferred Securities, if any, as supplementary capital (Ergänzungskapital) or upper Tier 2 regulatory capital or (ii) the Tier 1 Percentage of the Class B Preferred Securities, if any, as core capital (Kernkapital) or Tier 1 regulatory capital, in each case of the Bank, for capital adequacy purposes on a consolidated basis.
          “Relevant Jurisdiction” has the meaning specified in Section 10.04(c) of this Agreement.
          “Responsible Officer” means with respect to the Manager Trustee, any officer within the Corporate Trust Office of the Manager Trustee, including any vice president, any assistant vice president, any secretary, any assistant secretary, any assistant treasurer, any trust officer or other officer of the Manager Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.
          “Securities Act” means the United States Securities Act of 1933, as amended, or any successor legislation.
          “Security” means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Securityholder may be entitled as provided in this Agreement, together with the obligations of a Securityholder to comply with all of the terms and provisions of this Agreement, and includes the Common Security and the Preferred Securities from time to time outstanding.
          “Securityholder” means any Person that holds a Security of the Company and is admitted as a member and Securityholder of the Company pursuant to the provisions of this Agreement and of the LLC Act, in its capacity as a Securityholder of the Company. For purposes of the LLC Act, the Common Securityholder and the Preferred Securityholders shall constitute separate classes or groups of Securityholders and of members.
          “Services Agreement” means the Services Agreement dated as of May 9, 2008 among the Bank, acting directly and through its New York branch, the Company and the Trust.
          “Similar Law” has the meaning specified in Section 16.06(c).
          “Specified Increment” means the percentage of the aggregate liquidation preference amount of the Trust Preferred Securities or the Class B Preferred Securities, as applicable, to which a Tier 1 Qualification Election relates, which percentage may only be (a) zero or (b) 10% or an integral multiple thereof.
          “Stated Rate” has the meaning specified in Section 10.04(b)(ii).
          “Subordinated Deposit Agreement” means the subordinated deposit agreement dated as of May 9, 2008 between the Bank and the Company.
          “Subsidiary” means a subsidiary (i) that is consolidated with the Bank for German bank regulatory purposes and (ii) of which the Bank owns or controls, directly or indirectly, more than (x) fifty percent (50%) of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body

(however designated) and (y) fifty percent (50%) of the outstanding capital stock or other equity interest.
          “Substitute Obligations” means a subordinated obligation issued (in substitution for the Initial Obligation or of Substitute Obligations or any additional obligation described in the definition of “Obligations”) by the Bank or a Subsidiary with the same aggregate principal amount and interest rate and payment dates as those of the Initial Obligation and a maturity that is perpetual or is not earlier than May 9, 2038 and terms otherwise substantially identical to those of the Initial Obligation, provided, that unless the Bank itself is the issuer of the Substitute Obligations, the Bank (which may act through a branch) guarantees on a subordinated basis, at least equal to the ranking of the Initial Obligation, the obligations of the new substitute obligor; provided, in each case, that (i) the Bank has received the written opinion of a nationally recognized law firm in the United States that reinvestment in such Substitute Obligation will not adversely affect the “qualified dividend income” eligibility for purposes of Section 1(h)(11) of the Internal Revenue Code of 1986, as amended (or any successor legislation), of Capital Payments on the Trust Preferred Securities or cause the holders thereof to recognize gain or loss for U.S. federal income tax purposes and (ii) such substitution or replacement does not result in a Company Special Redemption Event or a Trust Special Redemption Event, and provided, further in each case that the Bank has obtained any required regulatory approvals.
          “Successor Company Securities” has the meaning specified in Section 17.01 of this Agreement.
          “Successor Manager Trustee” has the meaning specified in Section 4.02(b).
          “Tax Event” means (A) the receipt by the Bank of an opinion of a nationally recognized law firm or other tax adviser in a Relevant Jurisdiction, as appropriate, experienced in such matters, to the effect that, as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws (or any regulations promulgated thereunder) of a Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, after the date of issuance of the Preferred Securities and the Trust Securities, there is more than an insubstantial risk that (a) the Trust or the Company is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, (b) the Trust, the Company, an obligor on the Obligations, or the Guarantor would be obligated to pay Additional Amounts, Additional Interest Amounts or Trust Preferred Guarantee Additional Amounts or Class B Preferred Guarantee Additional Amounts, as applicable, or (c) the Bank would be subject to tax on income of the Company under the rules of the German Foreign Tax Act (Aussensteuergesetz) except in cases where the Capital Payments may not be declared by the Company, or (B) a final determination has been made by the German tax authorities to the effect that the Bank, as obligor on the Obligations, may not, in the determination of its taxable income for the purposes of determining German corporate income tax in any year, deduct in full interest payments on the Obligations (except to the extent such interest payments are determined to be connected with income of a branch that is not subject to taxation in Germany). However, none of the foregoing shall constitute a Tax Event if it may be avoided by the Bank, the Trust or the Company taking reasonable measures under the circumstances.
          “Tax Matters Partner” means the Person designated as such in Section 14.01(a) of this Agreement.
          “Tier 1 Qualification Election” has the meaning specified in Section 10.04(k) hereof.
          “Tier 1 Percentage” means the Specified Increment of each Class B Preferred Security with respect to which Tier 1 Qualification Elections have been made and the Specified Increment of each Trust Preferred Security that is reclassified as a result of such Tier 1 Qualification Election, as applicable, in each case from and after the first day of the Payment Period during which such Tier 1 Qualification Election occurs.
          “Tier 1 Regulatory Capital” means core capital (Kernkapital) of the Bank on a consolidated basis.
          “Tier 2 Junior Securities” means, at any time, (i) common stock of the Bank, (ii) each class of preference shares of the Bank then ranking junior to Parity Capital Securities and Preferred Tier 1 Capital Securities of the Bank, if any, and any other instrument of the Bank then ranking pari passu therewith or junior thereto and (iii) preference shares or any other instrument of any subsidiary of the Bank (other than Preferred Tier 1 Subsidiary Securities) subject to any guarantee or support agreement of the Bank then ranking junior to the obligations of the Bank under the terms of the Guarantees in effect with respect to the Tier 1 Percentage, if any, of the Trust Preferred Securities and the Class B Preferred Securities.
          “Transfer Agent” has the meaning specified in Section 16.06 of this Agreement.
          “Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “Trust” means Deutsche Bank Contingent Capital Trust V, a Delaware statutory trust, together with its successors.
          “Trust Agreement” means the Amended and Restated Trust Agreement of the Trust dated May 9, 2008, as amended from time to time.
          “Trust Common Security” means the Trust Common Security issued by the Trust.
          “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.
          “Trust Preferred Guarantee Additional Amounts” has the meaning specified in the Trust Preferred Guarantee.
          “Trust Preferred Guarantee” means the Trust Preferred Securities Guarantee Agreement dated as of May 9, 2008, as amended from time to time, between the

Bank, as guarantor, and The Bank of New York, as Trust Preferred Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities from time to time.
          “Trust Preferred Guarantee Payments” has the meaning specified in the Trust Preferred Guarantee.
          “Trust Preferred Securities” means the Trust Preferred Securities issued by the Trust.
          “Trust Securities” means the Trust Common Security and the Trust Preferred Securities.
          “Trust Special Redemption Event” means (i) a Tax Event solely with respect to the Trust, but not with respect to the Company or (ii) an Investment Company Act Event solely with respect to the Trust, but not with respect to the Company.
          “Upper Tier 2 Percentage” means the portion of each Class B Preferred Security with respect to which no Tier 1 Qualification Election has been made and the same portion of each Trust Preferred Security that has not been reclassified pursuant to a Tier 1 Qualification Election.
          “Withholding Taxes” has the meaning set forth in Section 10.04(c) of this Agreement.
          Section 1.02. Other Definitional Provisions.
     (a) The headings and subheadings contained in this Agreement are included for convenience of reference and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
     (b) The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (i) the singular includes the plural and the plural, the singular; (ii) words importing any gender include the other gender; (iii) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (iv) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (v) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; (vi) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (vii) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (viii) references to Persons include their respective successors and assigns permitted or not prohibited by the terms of this Agreement; (ix) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America; (x) “or” is not exclusive; (xi) provisions apply to successive events and transactions; (xii) references to documents or agreements which have been terminated or released or which have expired shall be of no force and effect after such termination, release or expiration; (xiii) references to mail shall be deemed to refer to first class mail, postage prepaid, unless another type of mail is specified; (xiv) all references to time shall be to New York City time unless otherwise indicated; (xv) references to specific Persons, positions or officers shall include those who or which succeed to or perform their respective functions, duties or responsibilities referred to in the proceedings in connection with the Company Preferred Securities; (xvi) the terms “herein,” “hereunder,” “hereby,” “hereto,” “hereof” and any similar terms refer to this Agreement as a whole and not to any particular article, section or subdivision hereof; and the term “heretofore” means before the date of execution of this Agreement, the term “now” means at the date of execution of this Agreement, and the term “hereafter” means after the date of execution of this Agreement; and (xvii) references to payments of principal include any premium payable on the same date.
ARTICLE 2
TRUST INDENTURE ACT
          Section 2.01. Trust Indenture Act; Application. (a) This Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Agreement and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Agreement unless otherwise defined in this Agreement or unless the context otherwise requires.
     (b) If and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
          Section 2.02. List of Holders of Securities. (a) The Registrar on behalf of the Company shall provide the Manager Trustee and the Paying Agent a list, in such form as the Manager Trustee and the Paying Agent may reasonably require, of the names and addresses of the Holders of the Class B Preferred Securities (each such list, a “List of Holders”) (i) as of each record date for payment of Capital Payments, within 14 days after such record date, and (ii) upon receipt by the Company from the Manager or Paying Agent of a written request therefor, as of any other date, within the later of (x)14 days after such date and (y) 30 days after the receipt by the Company of such written request.
     (b) The Manager Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.
          Section 2.03. Reports by the Manager Trustee. Within 60 days after May 1st of each year (beginning with May 2009), the Manager Trustee shall provide to the Class B Preferred Securityholders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Manager Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.
          Section 2.04. Periodic Reports to Manager Trustee. The Company shall provide to the Manager Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and shall provide, within 60 days after the end of each of its fiscal years, commencing with the fiscal year ending December 31, 2008, the compliance certificate required by Section 314 of the Trust Indenture Act, in the form and in the manner required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Manager Trustee is for informational purposes only and the Manager Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Manager Trustee is entitled to rely exclusively on Officers’ Certificates furnished by the Company).
          Section 2.05. Evidence of Compliance with Conditions Precedent. The Company shall provide to the Manager Trustee evidence of compliance with the conditions precedent, if any, provided for in this Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314 (c)(1) of the Trust Indenture Act may be given in the form of an Officers’ Certificate.
          Section 2.06. Default; Waiver. A Majority of the Class B Preferred Securities may, by vote, on behalf of all Class B Preferred Securityholders, waive any past Event of Default with respect to the Class B Preferred Securities and its consequences, except that an Event of Default in respect of any covenant or provision hereof or of the Class B Preferred Guarantee, as applicable, which (i) cannot be modified or amended without the consent of each Holder of Class B Preferred Securities, can only be waived by all Holders of Class B Preferred Securities, or (ii) can only be modified or amended with the consent or vote of Holders of a stated percentage greater than 50% of the Class B Preferred Securities, can only be waived under this Agreement by the vote of the Holders of at least the same percentage of the Class B Preferred Securities. The foregoing provisions of this Section 2.06 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Agreement and the Class B Preferred Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such Event of Default shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.
          Section 2.07. Notice of Events of Default. (a) The Manager Trustee shall, within 90 days after the occurrence of an Event of Default, (or an event which with the passage of time would become an Event of Default, including the failure of the Company to pay a Capital Payment on the Class B Preferred Securities in full for any Class B Payment Period), transmit by mail, first class postage prepaid, to the Securityholders, notices of all such Events of Default (or such events) actually known to a Responsible Officer of the Manager Trustee, unless such Events of Default have been cured before the giving of such notice, provided that, the Manager Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Manager Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.
     (b) The Manager Trustee shall not be deemed to have knowledge of any Event of Default (or any such event) unless an officer of the Manager Trustee in its Corporate Trust Office shall have received written notice thereof, or a Responsible Officer of the Manager Trustee shall have obtained actual knowledge, of such Event of Default (or such event).

ARTICLE 3
POWERS, DUTIES AND RIGHTS OF MANAGER TRUSTEE
          Section 3.01. Powers, Duties and Rights of Manager Trustee. (a) The Manager Trustee is appointed pursuant to this Agreement solely for the benefit of the Class B Preferred Securityholders. The duties and responsibilities of the Manager Trustee shall be as provided by the Trust Indenture Act and as set forth herein.
     (b) The Manager Trustee, prior to the occurrence of any Event of Default and after the curing or waiver of all such Event of Defaults that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Agreement, and no implied covenants shall be read into this Agreement against the Manager Trustee.
     (c) In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to a Responsible Officer of the Manager Trustee, the Manager Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (d) No provision of this Agreement shall be construed to relieve the Manager Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i) In the absence of bad faith on the part of the Manager Trustee, the Manager Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Manager Trustee and conforming to the requirements of this Agreement; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Manager Trustee, the Manager Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
          (ii) The Manager Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Manager Trustee, unless it shall be proved that the Manager Trustee was grossly negligent in ascertaining the pertinent facts upon which such judgment was made;
          (iii) The Manager Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders relating to the time, method and place of conducting any proceeding for any remedy available to the Manager Trustee, or exercising any trust or power conferred upon the Manager Trustee under this Agreement.
     (e) No provision of this Agreement shall require the Manager Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Manager Trustee shall have reasonable grounds for believing that the repayment of such fund or liability is not assured to it under the terms of this Agreement or indemnity reasonably satisfactory to the Manager Trustee, against such risk or liability is not reasonably assured to it.
          Section 3.02. Certain Rights of Manager Trustee. (a) Subject to the provisions of Section 3.01:
          (i) The Manager Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any Officers’ Certificate, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.
          (ii) Any direction, request, order or demand of the Company contemplated by this Agreement shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed).
          (iii) Whenever, in the administration of this Agreement, the Manager Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, such matter (unless other evidence is herein specifically prescribed), in the absence of negligence or bad faith on the part of the Manager Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Manager Trustee, and such Officers’ Certificate, in the absence of negligence or bad faith on the part of the Manager Trustee, shall be full warrant to the Manager Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement upon the faith thereof.
          (iv) The Manager Trustee may, at the expense of the Company, consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Company or any of its Affiliates and may include any of its employees. The Manager Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.
          (v) The Manager Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Securityholder unless such Securityholder shall have provided to the Manager Trustee such security and indemnity, satisfactory to the Manager Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Manager Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Manager Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Manager Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Agreement.
          (vi) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default, the Manager Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, unless requested in writing to do so by a Majority of the Company Securities affected (voting as a single class), but the Manager Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company.
          (vii) The Manager Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Manager Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder.
          (viii) Whenever in the administration of this Agreement the Manager Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Manager Trustee (i) may request written instructions from a Majority of the Class B Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions.
          (ix) The Manager Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.
          (x) The rights, privileges, protections, immunities and benefits given to the Manager Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Manager Trustee in any other capacity in which it may act hereunder.
          (xi) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.
     (b) No provision of this Agreement shall be deemed to impose any duty or obligation on the Manager Trustee to perform any act or acts or exercise any right power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Manager Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Manager Trustee shall be construed to be a duty.
          Section 3.03. Not Responsible for Recitals or Issuance of Agreement. The recitals contained in this Agreement shall be taken as the statements of the Company, and the Manager Trustee does not assume any responsibility for their correctness. The Manager

Trustee makes no representation as to the validity or sufficiency of this Agreement or the Company Securities.
          Section 3.04. Compensation and Reimbursement.
     (a) The Bank agrees
          (i) to pay to the Manager Trustee from time to time such compensation as the Bank and the Manager Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (ii) except as otherwise expressly provided herein, to reimburse the Manager Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Manager Trustee in accordance with any provision of this Agreement (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Manager Trustee’s negligence or bad faith; and
          (iii) to indemnify the Manager Trustee and its officers, directors, employees and agents for, and to hold each of them harmless against, any and all loss, liability or expense incurred without negligence or bad faith on the part of the Manager Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     (b) The provisions of this Section 3.04 shall survive the termination of this Agreement.
ARTICLE 4
MANAGER TRUSTEE
          Section 4.01. Manager Trustee; Eligibility. (a) There shall at all times be a Manager Trustee which shall:
          (i) not be an Affiliate of the Bank; and
          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia (or a corporation or other person permitted by the Securities and Exchange Commission to act as trustee pursuant to the Trust Indenture Act), authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority;
          (iii) have at all times a combined capital and surplus of at least 50 million U.S. dollars (U.S.$50,000,000), and if such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to in clause (ii) above, then for the purposes of this Section 4.01(a)(iii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     (b) If at any time the Manager Trustee shall cease to be eligible to so act under Section 4.01(a), the Manager Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).
     (c) If the Manager Trustee shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Manager Trustee and Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
     (d) The Guarantees shall be deemed to be specifically described in this Agreement for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
     (e) The initial Manager Trustee shall be The Bank of New York, a New York banking corporation.
          Section 4.02. Appointment, Removal and Resignation of Manager Trustee. (a) Subject to Section 4.02(b), the Manager Trustee may be appointed or removed without cause at any time by a Majority of the outstanding Common Securities voting as a class at a meeting of the Common Securityholders.
     (b) The Manager Trustee shall not be removed in accordance with Section 4.02(a) until a successor Manager Trustee possessing the qualifications to act as Manager Trustee under Section 4.01 hereof (a “Successor Manager Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Manager Trustee and delivered to the Company.
     (c) The Manager Trustee appointed to office shall hold office until a Successor Manager Trustee shall have been appointed or until its death, removal or resignation. The Manager Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Manager Trustee and delivered to the Company, which resignation shall not take effect until a Successor Manager Trustee has been appointed and has accepted such appointment by written instrument signed by such Successor Manager Trustee and delivered to the Company and the resigning Manager Trustee.
     (d) The right, title and interest of the Manager Trustee shall automatically vest in any Successor Manager Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Manager Trustee.
     (e) The Common Securityholder shall use its best efforts to promptly appoint a Successor Manager Trustee, if the Manager Trustee delivers an instrument of resignation in accordance with this Section 4.02.
     (f) If no Successor Manager Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Company of an instrument of removal or resignation, the Manager Trustee resigning or being removed may petition, at the expense of the Company, any court of competent jurisdiction for appointment of a Successor Manager Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Manager Trustee.
     (g) No Manager Trustee shall be liable for the acts or omissions to act of any Successor Manager Trustee.
     (h) Upon termination of this Agreement or removal or resignation of the Manager Trustee pursuant to this Section 4.02, and before the appointment of any Successor Manager Trustee the Company shall pay to the Manager Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.
ARTICLE 5
CONTINUATION AND TERM; ADMISSION OF SECURITYHOLDERS
          Section 5.01. Continuation.
     (a) The Securityholders hereby agree to the continuation of the Company as a limited liability company under and pursuant to the provisions of the LLC Act and of this Agreement and agree that the rights, duties and liabilities of the Securityholders shall be as provided in the LLC Act, except as otherwise provided herein or in the By-laws.
     (b) Any Person designated as an “Authorized Person” by the Board of Directors is authorized to execute, deliver and file on behalf of the Company any and all amendments to and restatements of the LLC Certificate, as an authorized person within the meaning of the LLC Act.
          Section 5.02. Admission of Securityholders. Upon the execution of this Agreement and the contribution to the Company pursuant to Section 7.02 and Section 7.03(a), the Bank shall become and be designated as, automatically and without any further action on the part of any Person being necessary, the initial Common Securityholder and the initial Class A Preferred Securityholder. Upon the execution of this Agreement and the contribution to the Company pursuant to Section 7.03(b), the Trust shall become and be designated as, without any further act on the part of any Person being necessary, the initial Class B Preferred Securityholder (with title to the Class B Certificate being held of record in the name of the Property Trustee for the benefit of the Holders of the Trust Preferred Securities and the Holder of the Trust Common Security).
          Section 5.03. Name. The name of the Company heretofore formed and continued is “Deutsche Bank Contingent Capital LLC V”; provided that the business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board of Directors.
          Section 5.04. Term. The term of the Company shall commence upon the date the LLC Certificate shall have been filed in the office of the Secretary of State of the State of Delaware and shall continue perpetually, unless the Company is dissolved in accordance with the provisions of the LLC Act and this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the LLC Certificate in the manner required by the LLC Act.

          Section 5.05. Registered Agent and Office. The Company’s registered agent in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and its registered office shall be c/o the registered agent. At any time, the Board of Directors may designate another registered agent and/or registered office.
          Section 5.06. Principal Place of Business. The principal place of business of the Company shall be at 60 Wall Street, New York, New York 10005. The Board of Directors may change the location of the Company’s principal place of business; provided, however, that such change has no material adverse effect upon any Securityholder and that the principal place of business of the Company shall always be located in the United States.
          Section 5.07. Qualification in Other Jurisdictions. The Board of Directors shall cause the Company to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification or registration is required by law or deemed advisable by the Board of Directors. Each Person designated by the Board of Directors as an “Authorized Person” is authorized to execute, deliver and file on behalf of the Company any certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in each jurisdiction in which the Board of Directors has determined that the Company shall conduct business.
ARTICLE 6
PURPOSE AND POWERS OF THE COMPANY; BY-LAWS
          Section 6.01. Purposes and Powers. The sole purposes of the Company are:
     (a) to issue the Preferred Securities and the Common Security,
     (b) (i) to invest the proceeds of the Class B Preferred Securities in the Initial Obligation, (ii) upon any redemption of the Obligations that does not involve a redemption of the Class B Preferred Securities, to accept Substitute Obligations delivered in accordance with Section 17.02, and (iii) in the event of a failure in the payment of interest on or any Additional Interest Amounts, if any, with respect to, the Obligations, to bring an action or proceeding to enforce such payment, and
     (c) except as otherwise expressly limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions, as the Board of Directors may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Company.
          Unless otherwise permitted herein, the Company may not conduct any other business or operations except as contemplated by the preceding sentence. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the Company as set forth herein.
          Section 6.02. By-laws. The Board of Directors, Officers and Securityholders shall be subject to the express provisions of this Agreement and of the By-laws. In case of any conflict between any provisions of this Agreement and any provisions of the By-laws, the provisions of this Agreement shall control.

ARTICLE 7
CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES
          Section 7.01. Form of Contribution. The contribution to the Company by a Securityholder shall be in cash.
          Section 7.02. Contributions with Respect to the Common Securityholder. In connection with its purchase of the Common Security, the Common Securityholder shall contribute to the capital of the Company on or prior to the Closing Date, cash in the amount of U.S.$25 (such amount being the Common Securityholder’s capital contribution to the Company).
          Section 7.03. Contributions with Respect to the Preferred Securityholders.
     (a) In connection with its purchase of the Class A Preferred Security, the Class A Preferred Securityholder shall, in exchange for a Class A Preferred Certificate, contribute to the capital of the Company on or prior to the Closing Date, cash in the amount of U.S.$25 (such amount being the Class A Preferred Securityholder’s capital contribution to the Company).
     (b) In connection with its purchase of the Class B Preferred Securities, the Trust shall, in exchange for a Class B Preferred Certificate registered in the name of the Property Trustee, contribute to the capital of the Company on the Closing Date an amount in cash equal to the gross proceeds from the sale of the Trust Preferred Securities and the Trust Common Security (such amount being such Person’s capital contribution to the Company).
          Preferred Securityholders, in their capacity as Securityholders of the Company, shall not be required to make any additional contributions to the Company (except as may be required by law).
          Section 7.04. Allocation of Profits and Losses. Except as otherwise provided in Section 10.03 or Section 10.04, the income, gains, profits and losses of the Company for any Fiscal Year (or portion thereof) shall be allocated as follows:
     (a) all gains and losses resulting from any disposition of assets (including, without limitation, any redemption or prepayment of assets) by the Company shall be allocated 100% to the Common Securityholders;
     (b) gross income of the Company (determined without regard to the amount of any gains and losses described in subparagraph (a) of this Section 7.04) shall be allocated (i) pro rata among the Class B Preferred Securityholders until the amount so allocated to each Class B Preferred Securityholder equals the amount of Capital Payments declared (or deemed declared) and attributable to such Fiscal Year and (ii) thereafter to the Common Securityholders, provided, that if capital payments are declared on the Class A Preferred Security, net income shall first be allocated to the Class A Preferred Securityholder in the amount of such capital payments before any allocations pursuant to (i) or (ii); and

     (c) net losses (if any) of the Company (determined without regard to the amount of any gains and losses described in subparagraph (a) of this Section 7.04) shall be allocated 100% to the Common Securityholders.
          Notwithstanding the foregoing, the Tax Matters Partner shall have the power to alter any such allocations for U.S. federal, state, and local income tax purposes if such alteration is necessary to cause such allocations to have “substantial economic effect” (within the meaning of Treasury regulation 1.704-1(b)(2)) or to ensure that such allocations are otherwise in accordance with the interests of the Securityholders (within the meaning of Treasury regulation 1.704-1(b)(3)) determined on the basis of the economic arrangements of the parties as described in this Agreement.
          Section 7.05. Withholding. The Company shall comply with any withholding requirements under U.S. federal, state and local law and foreign law and shall remit amounts withheld to and file required forms with applicable jurisdictions. Subject to the provisions of Section 10.04, to the extent that the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Securityholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Securityholder. To the fullest extent permitted by law, in the event of any claimed over-withholding, Securityholders shall be limited to an action against the applicable jurisdiction. If the amount was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding, except with respect to distributions on the Class B Preferred Securities. Each Securityholder, by its acceptance of Securities, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.
          Section 7.06. Securities as Personal Property. Each Securityholder hereby agrees that its Securities shall for all purposes be personal property. A Securityholder has no interest in specific property of the Company.
ARTICLE 8
SECURITYHOLDERS
          Section 8.01. Powers of Securityholders. The Securityholders shall have the power to exercise any and all rights or powers granted to the Securityholders pursuant to the express terms of this Agreement and of the By-laws and shall be subject in all respects to the provisions hereof and thereof.
          Section 8.02. Partition. To the fullest extent permitted by law, each Securityholder waives any and all rights that it may have to maintain an action for partition of the property of the Company.
          Section 8.03. Resignation. A Securityholder may resign from the Company prior to the liquidation, dissolution, winding up or termination of the Company only upon the assignment of its entire ownership interest in any Securities (including any redemption, repurchase or other acquisition by the Company of such Securities) in accordance with the provisions of this Agreement. A Securityholder that has resigned shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Securities or any portion thereof except as otherwise expressly provided for in this Agreement.

          Section 8.04. Liability of Securityholders.
     (a) Except as otherwise provided by this Agreement and the LLC Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and (ii) no Securityholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Securityholder of the Company.
     (b) A Securityholder, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) any amounts required to be paid by such Securityholder pursuant to this Agreement or any payment and/or indemnity in connection with the registration of transfers of Securities and (iv) the amount of any distributions wrongfully distributed to it to the extent set forth in the LLC Act.
ARTICLE 9
MANAGEMENT
          Section 9.01. Management of the Company.
     (a) Except as otherwise expressly provided in this Agreement or in the By-laws or as required by the LLC Act, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Board of Directors, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to further the objects and purposes of the Company, including the right to appoint Officers and to authorize any Officer to act on behalf of the Company. Any action taken by the Board of Directors or any duly appointed and acting Officer in accordance with this Agreement or the By-laws shall constitute the act of, and shall serve to bind the Company.
     (b) The number of Directors of the Company shall initially be four, which number may be increased, and, if increased, may be decreased as provided in this Agreement or in the By-laws, but shall never be less than four or more than seven. The initial Common Securityholder shall appoint the initial Directors who shall serve until the first annual meeting of the Common Securityholders and until their successors are duly elected and qualified. The names of the initial Directors are set forth in Annex B hereto. The Common Securityholders may increase the number of Directors and may fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors occurring before the first annual meeting of Common Securityholders in the manner provided in the By-laws. Two Independent Directors may be appointed to the Board of Directors pursuant to Section 10.04(i)(i) under the circumstances set forth therein. Each such Independent Director shall have all the rights, powers and authorities of a Director to participate in actions by the Board of Directors on behalf of the Company. No Director, including the Independent Directors, shall be a resident of the Federal Republic of Germany.
          The names of the initial Officers, and their offices, are set forth in Annex B hereto. Each such Officer shall have the duties and responsibilities that would apply to his or her office if the Company were a corporation established under the Delaware General

Corporation Law, except to the extent that the Directors from time-to-time determine otherwise.
     (c) Each member of the Board of Directors shall be a “manager” of the Company for all purposes of, and within the meaning of, the LLC Act.
     (d) Without limiting the generality of the foregoing, and subject to the provisions of Section 9.02. and provided, that any such action does not cause the Company (i) to be deemed to be required to register under the 1940 Act, (ii) to be treated as an association or as a “publicly traded partnership” (within the meaning of Section 7704 of the Code) or (iii) to be treated as engaged in trade or business within the United States for U.S. federal income tax purposes, the Board of Directors shall have all authority, rights and powers in the management of the business of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:
          (i) to authorize the Company or any Officer of the Company on behalf of the Company, to engage in transactions and dealings, including transactions and dealings with any Securityholder or any Affiliate of any Securityholder and including the entering into and performance by the Company of one or more agreements with any Person whereby, subject to the supervision and control of the Board of Directors, any such other Person shall render or make available to the Company managerial, investment, advisory or related services, office space and other services and facilities upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Company);
          (ii) to call meetings of Securityholders or any class or series thereof;
          (iii) to cause the Company to issue the Common Security and Preferred Securities in accordance with the provisions of this Agreement;
          (iv) to pay all expenses incurred in forming the Company to the extent not paid by the Bank or any other party responsible therefor;
          (v) to purchase and hold the Obligations, including as provided in Section 17.02;
          (vi) to authorize, suspend, pay, declare or otherwise determine and make Capital Payments or other distributions, in cash or otherwise, on Securities, in accordance with the provisions of this Agreement and of the LLC Act;
          (vii) to establish, when a record date is not otherwise established by this Agreement, a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, distributions and voting rights;
          (viii) to redeem or repurchase on behalf of the Company, Securities which may be so redeemed or repurchased in accordance with the provisions of this Agreement;

          (ix) to appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all Persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Directors deem necessary or desirable for the management and operation of the Company;
          (x) to incur and pay all expenses and obligations incident to the operation and management of the Company, which shall be paid for and furnished by the Bank pursuant to the Services Agreement, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, rent and insurance;
          (xi) to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;
          (xii) to effect a dissolution of the Company and to act as liquidating trustee or the Person winding up the Company’s affairs, all in accordance with and subject to the provisions of this Agreement and of the LLC Act;
          (xiii) to effect the delivery of Class B Preferred Securities to the Holders of Trust Securities generally in the event of the dissolution of the Trust;
          (xiv) to bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;
          (xv) to acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Board of Directors shall determine;
          (xvi) to prepare and cause to be prepared reports, statements, Officers’ Certificates and other relevant information for distribution to the Securityholders or as required by applicable regulatory authorities, in each case as may be required or determined to be appropriate by the Board of Directors from time to time;
          (xvii) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company;
          (xviii) to purchase and maintain on behalf of the Company insurance to protect any Director or Officer against any liability asserted against him or her, or incurred by him or her, arising out of his or her status as such;
          (xix) to enforce the Company’s rights with respect to the issuer of the Obligations held by the Company; and
          (xx) to execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.
     (e) Subject to the provisions of Section 9.02, the expression of any power or authority of the Board of Directors shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

     (f) The Company, the Bank or a Subsidiary of the Bank, if applicable, and any Director or Officer on behalf of the Company, is hereby authorized to enter into, execute, deliver and perform the Purchase Agreement, the Services Agreement, the Trust Agreement, the Agency Agreement and any other agreement or instrument related thereto or contemplated thereby, notwithstanding any other provision of this Agreement, the LLC Act or other applicable law, rule or regulation, and without any further action, vote or approval of any Person.
     (g) Notwithstanding anything to the contrary in this Agreement, the Manager Trustee shall not be deemed to be a member of the Board of Directors and shall have no right, power or authority to participate in the management of the business and affairs of the Company by the Board of Directors. Such Manager Trustee shall be appointed pursuant to Section 4.02 for the sole purpose of qualifying this Agreement under the Trust Indenture Act and performing the duties and obligations of the Manager Trustee provided by the Trust Indenture Act and as expressly set forth herein.
          Section 9.02. Limits on Board of Directors’ Powers.
     (a) Notwithstanding anything to the contrary in this Agreement, the Board of Directors shall not cause or permit the Company to, and the Company shall not:
          (i) acquire any assets other than as expressly provided by this Agreement or the By-laws:
          (ii) possess Company property for other than a Company purpose;
          (iii) admit a Person as a Securityholder, except as expressly provided in this Agreement;
          (iv) perform any act that would subject any Class B Preferred Securityholder to liability for the debts, obligations or liabilities of the Company in any jurisdiction;
          (v) engage in any activity that is not consistent with the purposes of the Company, as set forth in Section 6.01 of this Agreement; or
          (vi) engage in any activity that would cause the Company (i) to be required to register under the 1940 Act, (ii) to be treated as an association or as a “publicly traded partnership” (within the meaning of Section 7704 of the Code) or (iii) to be engaged in a trade or business within the United States for U.S. federal income tax purposes.
          Section 9.03. Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Directors and of any duly appointed and acting Officers. In dealing with the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-laws, no Person shall be required to inquire into the authority of the Board of Directors or any such Officer to bind the Company.

          Section 9.04. No Management by Any Preferred Securityholders. Except as otherwise expressly provided herein, no Preferred Securityholder, in its capacity as a Preferred Securityholder of the Company, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Preferred Securityholders, in their capacity as Preferred Securityholders of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.
          Section 9.05. Business Transactions of the Common Securityholder with the Company. Subject to Section 9.01 and Section 9.02 of this Agreement and applicable law, a Common Securityholder and any of its Affiliates may hold deposits of, and enter into business transactions with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as Persons who are not Common Securityholders or Affiliates thereof.
          Section 9.06. Outside Businesses. Any Director, Officer, Securityholder or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Securityholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Director, Officer, Securityholder or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Director, Officer, Securityholder or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity
          Section 9.07. Duties of the Independent Directors. Any Independent Directors appointed pursuant to Section 10.04(i)(i) shall, in making decisions with respect to the declaration of Capital Payments or other matters affecting the rights of the Class B Preferred Securityholders as set forth in Section 10.04, take into account only the interests of the Class B Preferred Securityholders and, with respect to all other matters, the interests of the Common Securityholders, the Class A Preferred Securityholders and the Class B Preferred Securityholders. In considering the interests of the Class B Preferred Securityholders, the Independent Directors shall owe the Class B Preferred Securityholders fiduciary duties comparable to those that a director of a Delaware corporation owes to common shareholders of such corporation.
ARTICLE 10
COMMON SECURITY AND PREFERRED SECURITIES
          Section 10.01. Common Security and Preferred Securities.
     (a) The Securities of the Company shall be divided into the Common Security and Preferred Securities. The Preferred Securities shall be divided into two separate classes representing limited liability company interests in the Company, the Class A Preferred Security and Class B Preferred Securities, and there shall be one class of common securities representing limited liability company interests in the Company, the Common Security.

     (b) No Common Securityholder or Preferred Securityholder shall be entitled as a matter of right to subscribe for or purchase, or have any pre-emptive right with respect to, any part of any new or additional issue of Preferred Securities whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a dividend or other distribution.
     (c) A Preferred Security shall be represented by a certificate which, in the case of a Class B Preferred Security, may be in global form in the circumstances set forth in Section 16.08. The Common Security shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.
     (d) Upon issuance of the Preferred Securities as provided in this Agreement, the Preferred Securities so issued shall be deemed to be validly issued, fully paid and nonassessable.
     (e) In purchasing the Preferred Securities, each Preferred Securityholder agrees with the Bank and the Company that the Bank, the Company and the Preferred Securityholders shall treat Preferred Securityholders as Holders of the Preferred Securities in the Company for all purposes, and not as the Holders of an interest in the Bank or in any other person.
     (f) The Company may pay capital payments on the Common Security only when, as and if declared by the Board of Directors. If any Class B Preferred Securities are outstanding, the Board of Directors will declare capital payments on the Common Security,
          (i) with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities only to the extent the Board of Directors does not declare Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at the Stated Rate in full on any Class B Payment Date. The Common Security holders shall receive Capital Payments relating to such Upper Tier 2 Percentage of the Class B Preferred Securities only to the extent that (x) Capital Payments are not permitted to be declared on such Upper Tier 2 Percentage on any Class B Payment Date at the Stated Rate in full due to an order of the BaFin (or any other relevant regulatory authority) prohibiting the Bank from making any distribution of profits, (y) a declared or deemed declared Capital Payment on the Class B Preferred Securities does not become an Arrears of Payments pursuant to the provisions governing Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities, and (z) the Company has sufficient Operating Profits. Notwithstanding the foregoing, on each Class B Payment Date, the Common Securityholder will also be entitled to receive a distribution corresponding to the amount of any interest accrued on amounts deposited with the Bank under the Subordinated Deposit Agreement to the extent the Company has sufficient Operating Profits for such distribution; and
          (ii) with respect to the Tier 1 Percentage of the Class B Preferred Securities, only if all Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities, if any, in respect of the relevant Class B Payment Period have been declared and paid at the Stated Rate in full.
          Section 10.02. General Provisions Regarding Preferred Securities.

     (a) There is hereby authorized for issuance and sale by the Company securities designated as the Class A Preferred Security and the Class B Preferred Securities. The specific designation, stated rate, liquidation preference amount, redemption terms, voting rights, exchange limitations and other powers, preferences and special rights and limitations of the Class A Preferred Security and the Class B Preferred Securities are set forth in Section 10.03 (with respect to the Class A Preferred Security) and in Section 10.04 (with respect to the Class B Preferred Securities).
     (b) The Preferred Securities shall rank senior to all other Securities in respect of the right to receive capital payments including Capital Payments or other distributions and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Company in accordance with the provisions hereof. All Preferred Securities redeemed, purchased or otherwise acquired by the Company shall be canceled.
     (c) The Class A Preferred Security shall rank senior to the Class B Preferred Securities in respect of the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Company in accordance with the provisions hereof, provided that any payments made by the Guarantor pursuant to the Class B Preferred Guarantee shall be payable by the Company solely to the Class B Preferred Securityholders.
          Section 10.03. Class A Preferred Security.
     (a) Designation. There shall hereby be designated as a class of Preferred Securities one Class A Preferred Security (the “Class A Preferred Security”). The Class A Preferred Security shall have an aggregate liquidation preference amount of U.S.$25. The Class A Preferred Security, at any time outstanding, shall be owned by the Bank or one or more Qualified Subsidiaries.
     (b) Class A Capital Payment Rights. The Class A Preferred Securityholder shall be entitled to receive when, as and if declared by the Board of Directors out of assets of the Company legally available therefor, capital payments in cash or in assets of the Company. The Board of Directors is only authorized to declare capital payments on the Class A Preferred Security, and it is the Company’s intent that the Class A Preferred Securityholder will only receive capital payments in respect of Class B Payment Periods commencing on and after the date on which the Tier 1 Percentage of the Class B Preferred Securities exceeds zero, and then only to the extent that (i) Capital Payments are not declared on the Tier 1 Percentage of the Class B Preferred Securities and paid at the Stated Rate in full on any such Class B Payment Date, and (ii) the Company has sufficient Operating Profits. It is the intention of the Company not to pay capital payments on the Class A Preferred Securities. Furthermore, the payment of capital payments on the Class A Preferred Security is not a condition to the payment of Capital Payments on the Class B Preferred Securities.
     (c) Redemption Terms. The Class A Preferred Security shall not be redeemable.
     (d) Voting Rights. The Class A Preferred Securityholders shall not be entitled to vote other than as provided for elsewhere in this Agreement.

     (e) Liquidation Distribution. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Company, the Class A Preferred Securityholders shall be entitled to receive the Obligations (including interest accrued and unpaid thereon) as their liquidation distribution. For the avoidance of doubt, the Class A Preferred Securityholders shall not be entitled to share in any payments made by the Guarantor pursuant to the Class B Preferred Guarantee.
          Section 10.04. Class B Preferred Securities.
     (a) Designation. There shall hereby be designated as a class of Preferred Securities the Class B Preferred Securities (the “Class B Preferred Securities”). The Class B Preferred Securities shall have a liquidation preference amount of U.S.$25 per Class B Preferred Security (the “Class B Liquidation Preference Amount”). The Class B Preferred Securities shall be issued in an aggregate Class B Liquidation Preference Amount of U.S.$1,265,000,025.
     (b) Class B Capital Payment Rights.
          (i) Class B Preferred Securityholders shall be entitled to receive when, as and if declared (or deemed declared) by the Board of Directors out of assets of the Company legally available therefor, Capital Payments in cash on the Class B Preferred Securities held by them, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, (each a “Class B Payment Date”). Capital Payments payable on each Class B Payment Date shall accrue from and including the immediately preceding Class B Payment Date (or May 9, 2008 with respect to the Capital Payment payable June 30, 2008) to but excluding the relevant Class B Payment Date (each a “Class B Payment Period”). Capital Payments with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities shall be cumulative and Capital Payments with respect to the Tier 1 Percentage of the Class B Preferred Securities shall be non-cumulative as provided in Section 10.04(b)(vi) below.
          (ii) For each Class B Payment Period Capital Payments shall accrue on the Class B Liquidation Preference Amount of each Class B Preferred Security at a fixed rate of 8.05% per annum (the “Stated Rate”), calculated on the basis of a 360-day year of twelve 30-day months.
          (iii) If any Class B Payment Date or Class B Redemption Date falls on a day that is not a Business Day, payment of all amounts otherwise payable on such date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.
          (iv) Capital Payments on the Class B Preferred Securities shall be paid out of amounts received by the Company on the Obligations held by the Company from time to time.
          (v) Each Capital Payment declared (or deemed to be declared) shall be payable to the Holders of record as they appear on the Register on the corresponding record date. The record dates for the Class B Preferred Securities shall be (A) for those Class B Preferred Securities held by the Property Trustee (regardless of their own form), so long as the Trust Preferred Securities remain in book-entry form, and for Book-Entry Class B Preferred Certificates, the end of business on the Business Day immediately preceding the relevant Class B Payment Date and (B) in all other cases, the end of business on the 15th Business Day prior to the relevant Class B Payment Date.
          (vi) Capital Payments on Class B Preferred Securities.
          (A) The provisions of this Section 10.04(b)(vi)(A) shall apply solely with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities, and shall have no force or effect with respect to the Tier 1 Percentage of the Class B Preferred Securities.
     (1) The right of Class B Preferred Securityholders to receive Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities is cumulative to the extent provided herein. If the Board of Directors does not declare a Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities in respect of any Class B Payment Period (and no such Capital Payment is deemed to be declared), Class B Preferred Securityholders shall have no right to receive a Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities in respect of such Class B Payment Period, and the Company shall have no obligation to pay a Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities in respect of such Class B Payment Period, whether or not Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities are declared and paid in respect of any future Class B Payment Period; however, any such Capital Payment or portion thereof not declared (or deemed to have been declared) by the Company in respect of any such Class B Payment Period shall be deferred.
     (2) Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities shall only be authorized to be declared, and declared (or deemed declared) Capital Payments are only authorized to be paid, in each case on any Class B Payment Date to the extent that (i) the Company has an amount of Operating Profits for such Class B Payment Period ending on the day immediately preceding such Class B Payment Date at least equal to the amount of Capital Payments on the Class B Preferred Securities for such Class B Payment Period and (ii) the Bank has an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Class B Preferred Securities and capital payments or dividend or other distributions payable on Parity Capital Securities, and Preferred Tier 1 Capital Securities, if any, pro rata based on such Distributable Profits; provided, however, that if the amount of such Distributable Profits is insufficient to pay all such amounts on the Upper Tier 2 Percentage of the Class B Preferred Securities, the Tier 1 Percentage of the Class B Preferred Securities, the Parity Capital Securities and the Preferred Tier 1 Capital Securities, the Company is nevertheless authorized to declare Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities. In the case of insufficient Distributable Profits, however, the portion of such Capital Payments that cannot be paid will be deferred and will thereupon constitute Arrears of Payments.
     In determining the availability of sufficient Distributable Profits of the Bank related to any fiscal year to permit Capital Payments to be declared with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities, any Capital Payments already paid on the Upper Tier 2 Percentage of the Class B Preferred Securities during the succeeding fiscal year of the Bank and any capital payments, dividend or other distributions already paid during the succeeding fiscal year of the Bank on Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, if any, on the basis of such Distributable Profits for such fiscal year, will be deducted from such Distributable Profits.
(a) Notwithstanding the foregoing, if the Bank or any of its Subsidiaries declares or pays any dividend or makes any other payment or distribution on any Tier 2 Junior Securities (other than payments on Tier 2 Junior Securities issued by wholly-owned subsidiaries of the Bank, when such Tier 2 Junior Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company shall be deemed to have declared Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at the Stated Rate pro rata (in the same proportion that the payment that was made on such Tier 2 Junior Securities had to the amount that was payable on such Tier 2 Junior Securities at the respective times of such payment):
(i)	payable on each of the next four Class B Payment Dates, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of an annual period;

(ii)	payable on each of the next two Class B Payment Dates, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of a semi-annual period; and

(iii)	payable on the next Class B Payment Date, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of a quarterly period.
(b) Further, notwithstanding the foregoing, if the Bank or any of its Subsidiaries declares or pays any dividends or makes any other payment or distribution on any Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities (other than a payment in kind of ordinary shares of common stock or Junior Securities or payments on Preferred Tier 1 Securities issued by wholly-owned subsidiaries of the Bank, when such Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company shall be deemed to have declared Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at the Stated Rate pro rata (in the same proportion that the payment that was made on any such Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities, as applicable, had to the amount that was payable on such Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities, as applicable, at the respective times of such payment):
(i)	payable on each of the next four Class B Payment Dates, if the dividend, distribution or other payment on the Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities is paid in respect of an annual period;

(ii)	payable on each of the next two Class B Payment Dates, if the dividend, distribution or other payment on the Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier Capital 1 Securities is paid in respect of a semi-annual period; and

(iii)	payable on the next Class B Payment Date, if the dividend, distribution or other payment on the Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities is paid in respect of a quarterly period.
     If the Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities so deemed declared with respect to any Class B Payment Date is only partial, the portion of such Capital Payment that is not so deemed declared will be deferred and will thereupon constitute Arrears of Payments.
(c) If the Bank or any of its Subsidiaries redeems, repurchases or otherwise acquires any Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities (other than Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities issued by wholly-owned subsidiaries of the Bank, when such Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities are held exclusively by the Bank or any of the Bank’s wholly-owned subsidiaries) for any consideration (except by conversion into or exchange for common stock of the Bank), or any moneys are paid to or made available for a sinking fund for, or redemption of, any such securities, other than in connection with
(i)	transactions effected by or for the account of customers of the Bank or any of its Subsidiaries or in connection with the distribution, trading or market-making in respect of such securities,

(ii)	the satisfaction by the Bank or any of its Subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, including hedging transactions effected to cover exposure to unvested grants under employee benefit plans,
(iii)	a reclassification of the capital stock of the Bank or any of its Subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, or

(iv)	the purchase of fractional interests in shares of the capital stock of the Bank or any of its majority-owned Subsidiaries pursuant to the provisions of any security being converted into or exchanged for such capital stock.
the Company shall be deemed to have declared Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at the Stated Rate in full payable on each of the next four Class B Payment Dates contemporaneously with and/or immediately following the date on which such redemption, repurchase or other acquisition occurred.
     Any Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities so deemed to be declared pursuant to clauses (a), (b) or (c) of this Section 10.04(b)(vi)(A)(2) shall (i) only be authorized to be paid on any Class B Payment Date to the extent the Company has an amount of Operating Profits for the related Class B Payment Period at least equal to the amount of Capital Payments so deemed declared and the amount of Capital Payments declared or deemed declared on the Tier 1 Percentage, if any, of the Class B Preferred Securities with respect to such Class B Payment Period, and (ii) to the extent not authorized to be paid pursuant to clause (i) shall not be considered due and payable for any purposes hereunder or under the Class B Preferred Guarantee, except with respect to such Capital Payments deemed declared after the Trust is dissolved and the Class B Preferred Securities have been distributed to the Holders of the Trust Preferred Securities pursuant to the Trust Agreement, which shall be considered due and payable for purposes of the Class B Preferred Guarantee.
     (3) If and to the extent the Company declares (or is deemed to have declared) a Capital Payment in respect of the Upper Tier 2 Percentage of the Class B Preferred Securities for any Class B Payment Period under circumstances where the Distributable Profits of the Bank for the most recent preceding fiscal year are insufficient to pay such Capital Payment in full as well as capital payments, dividends or other distributions or payments then due on Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, payment of all or a portion of such Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities will be deferred. The portions of such Capital Payments that cannot be paid and have been deferred in such case, together with the portions of Capital Payments that were not declared or deemed to have been declared in respect of such Upper Tier 2 Percentage for any Class B Payment Period and therefore deferred, will be cumulative and will collectively constitute arrears of payments with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities (“Arrears of Payments”). Arrears of Payments will not themselves bear interest.
     The Company will pay outstanding Arrears of Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities on the earliest of:
(a) the first Class B Payment Date after such deferral to the extent that for the most recent preceding fiscal year for which audited financial statements are available, the Distributable Profits of the Bank are in an amount exceeding the aggregate of (x) Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities due on such Class B Payment Date, (y) capital payments, dividends or other distributions or payments on Parity Capital Securities, if any, due in respect of such fiscal year, and (z) Capital Payments, dividends or other distributions or payments on the Tier 1 Percentage, if any, of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, if any, due in respect of such fiscal year. In such case, such Arrears of Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and any deferred payments on Parity Capital Securities that have been deferred in accordance with their terms (“Deferred Payments”), will be paid pro rata on the basis of Distributable Profits for such preceding fiscal year, with any Arrears of Payments that cannot be repaid pursuant to the foregoing on such Class B Payment Date continuing to be deferred and to constitute Arrears of Payments;
(b) any Class B Redemption Date, in the full amount of outstanding Arrears of Payments; and
(c) the date on which an order is made for the winding up, liquidation or dissolution of the Company or the Bank (other than for the purposes of or pursuant to an amalgamation, reorganization or restructuring while solvent, where the continuing entity assumes substantially all of the assets and obligations of the Company or the Bank, as the case may be), in the full amount of outstanding Arrears of Payments.
     (4) If, as a result of the deferral of Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities, the Company would receive payments of interest on the Obligations that would exceed Capital Payments declared (or deemed declared) and paid on the Upper Tier 2 Percentage of the Class B Preferred Securities on the corresponding Class B Payment Date (in each such case, “Excess Interest Amounts”), the Bank will not pay such Excess Interest Amounts to the Company in cash but will instead, without any instruction or other action being taken by the Company, credit such Excess Interest Amount to the account of the Company at the Bank as a subordinated deposit in the Bank, subject to the Subordinated Deposit Agreement. The Subordinated Deposit Agreement will provide that the deposit account at the Bank will bear interest at a rate of 0.75% per annum. Any interest accumulating in such deposit account will be payable to the holder of the Common Securityholder under the circumstances described herein. The Subordinated Deposit Agreement will provide that, subject to the subordination provisions of the Subordinated Deposit Agreement, the subordinated deposit outstanding under the Subordinated Deposit Agreement will be terminated, and such deposit repaid to the Company, at such time and to the extent that the Company is required to pay Arrears of Payments. The subordinated deposit outstanding at any time pursuant to the Subordinated Deposit Agreement will be subordinated such that the obligations of the Bank under the Subordinated Deposit Agreement upon the bankruptcy, insolvency or liquidation of the Bank will be (i) subordinated in right of payment to the prior payment in full of all indebtedness and other liabilities of the Bank to its creditors (including subordinated liabilities), except those which by their terms rank on parity with or are subordinated to the Bank’s obligations under the Subordinated Deposit Agreement, (ii) on parity with the most senior ranking preference shares of the Bank, if any, and any obligations or instruments of the Bank which by their terms rank on parity with such preference shares and (iii) senior to the Junior Securities.
     (5) Notwithstanding any of the foregoing provisions of this Section 10.04(b)(vi)(A), however, Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities shall not be payable on any Class B Payment Date (or a date set for redemption or liquidation) if on such date there is in effect an order of the BaFin (or any other relevant regulatory authority) prohibiting the Bank from making any distribution of profits.
     (6) The Company shall have no obligation to make up, at any time, any Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities (including Arrears of Payments) not paid in full by the Company as a result of insufficient Operating Profits of the Company or an order of the BaFin.
          (B) The provisions of this Section 10.04(b)(vi)(B) shall apply solely with respect to the Tier 1 Percentage of the Class B Preferred Securities, if any, and shall have no force or effect with respect to any Upper Tier 2 Percentage of the Class B Preferred Securities.
     (1) The right of Class B Preferred Securityholders to receive Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities is non-cumulative. If the Board of Directors does not declare a Capital Payment on the Tier 1 Percentage of the Class B Preferred Securities in respect of any Class B Payment Period (and no such Capital Payment is deemed to be declared), Class B Preferred Securityholders shall have no right to receive a Capital Payment on the Tier 1 Percentage of the Class B Preferred Securities in respect of such Class B Payment Period, and the Company shall have no obligation to pay a Capital Payment on the Tier 1 Percentage of the Class B Preferred Securities in respect of such Class B Payment Period, whether or not Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities are declared (or deemed declared) and paid in respect of any future Class B Payment Period.
     (2) Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities shall only be authorized to be declared, and declared (or deemed declared) Capital Payments are only authorized to be paid, in each case on any Class B Payment Date to the extent that (i) the Company has an amount of Operating Profits for such Class B Payment Period ending on the day immediately preceding such Class B Payment Date at least equal to the amount of Capital Payments on the Class B Preferred Securities for such Class B Payment Period and (ii) the Bank has an amount of Distributable Profits for the preceding fiscal year of the Bank for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities and capital payments or dividends or other distributions payable on Preferred Tier 1 Securities, if any, pro rata, on the basis of such Distributable Profits; provided, that in determining the availability of sufficient Distributable Profits of the Bank related to any fiscal year to permit Capital Payments to be declared with respect to the Tier 1 Percentage of the Class B Preferred Securities, any Capital Payments already paid on the Tier 1 Percentage of the Class B Preferred Securities and any capital payments, dividend or other distributions already paid during the succeeding fiscal year of the Bank on Preferred Tier 1 Securities, if any, on the basis of such Distributable Profits for such fiscal year will be deducted from such Distributable Profits; provided, further that:
(a) Notwithstanding the foregoing, if the Bank or any of its Subsidiaries declares or pays any dividends or makes any other payment or distribution on any Preferred Tier 1 Securities (other than a payment in kind of ordinary shares of common stock or other Junior Securities or payments on Preferred Tier 1 Securities issued by wholly-owned Subsidiaries of the Bank, when such Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned Subsidiaries), then the Company shall be deemed to have declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities at the Stated Rate pro rata (in the same proportion that the payment that was made on the Preferred Tier 1 Security had to the amount that was payable on such Preferred Tier 1 Security at the time of such payment):
(i)	payable on each of the next four Class B Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of an annual period;

(ii)	payable on each of the next two Class B Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a semi-annual period; or

(iii)	payable on the next Class B Payment Date, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a quarterly period.
(b) Further, notwithstanding the foregoing, if the Bank or any of its Subsidiaries declares or pays any dividends or makes any other payment or distribution on its Junior Securities (other than payments in kind of ordinary shares of common stock or other Junior Securities or payments on Junior Securities issued by wholly-owned Subsidiaries of the Bank, when such Junior Securities are held exclusively by the Bank or by any of its other wholly-owned Subsidiaries), then the Company shall be deemed to have declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities at the Stated Rate in full:
(i)	payable on each of the next four Class B Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of an annual period;

(ii)	payable on each of the next two Class B Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of a semi-annual period; and

(iii)	payable on the next Class B Payment Date, if the dividend, distribution or other payment on the Junior Security is paid in respect of a quarterly period.
(c) If the Bank or any of its Subsidiaries redeems, repurchases or otherwise acquires any Junior Securities or Preferred Tier 1 Securities (other than Junior Securities or Preferred Tier 1 Securities issued by wholly-owned Subsidiaries of the Bank, when such Junior Securities or Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned Subsidiaries), for any consideration (except by conversion into or exchange for ordinary shares of common stock of the Bank or other Junior Securities) or any moneys are paid to or made available for a sinking fund for, or for redemption of, any such securities, other than in connection with:
(i)	transactions effected by or for the account of customers of the Bank or any of its Subsidiaries or in connection with the distribution, trading or market-making in respect of such securities,

(ii)	the satisfaction by the Bank or any of its Subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, including hedging transactions effected to cover exposure of yet unvested grants under employee benefit plans,

(iii)	a reclassification of the capital stock of the Bank or any of its Subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, or

(iv)	the purchase of fractional interests in shares of the capital stock of the Bank or any of its majority-owned Subsidiaries pursuant to the provisions of any security being converted into or exchanged for such capital stock, the Company shall be deemed to have declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities at the Stated Rate in full payable on each of the first four Class B Payment Dates falling contemporaneously with and/or immediately following the date on which such redemption, repurchase or other acquisition occurred.
     Any Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities so deemed to be declared pursuant to clauses (a), (b) or (c) of this Section 10.04(b)(vi)(B)(2) shall (i) only be authorized to be paid on any Class B Payment Date to the extent the Company has an amount of Operating Profits for the related Class B Payment Period at least equal to the amount of Capital Payments so deemed declared and (ii) to the extent not authorized to be paid pursuant to clause (i) shall not be considered due and payable for any purposes hereunder or under the Class B Preferred Guarantee, except with respect to such Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities deemed declared after the Trust is dissolved and the Class B Preferred Securities have been distributed to the Holders of the Trust Preferred Securities pursuant to the Trust Agreement, which shall be considered due and payable for purposes of the Class B Preferred Guarantee.
     (3) Notwithstanding any of the foregoing provisions of this Section 10.04(b)(vi)(B), however, Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities shall not be payable on any Class B Payment Date (or a date set for redemption or liquidation) if on such date there is in effect an order of the BaFin (or any other relevant regulatory authority) prohibiting the Bank from making any distribution of profits (including to the holders of Preferred Tier 1 Securities, if any such Preferred Tier 1 Securities are then outstanding).
     (4) The Company shall have no obligation to make up, at any time, any Capital Payments on the Tier 1 Percentage of the Class B Securities not paid in full by the Company as a result of insufficient Operating Profits of the Company, insufficient Distributable Profits of the Bank or an order of the BaFin.
     (c) Additional Amounts. The payment of Capital Payments on the Class B Preferred Securities, and any amount payable upon redemption thereof or in liquidation, shall be made without any deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of the United States or Germany (or any jurisdiction from which payments are made) or, during any period in which any Substitute Obligations are outstanding, the jurisdiction of residence of any obligor on such Substitute Obligations (or any jurisdiction from which payments are made) (each a “Relevant Jurisdiction”) or by or on behalf of any political subdivision or authority therein or thereof having the power to tax (collectively, “Withholding Taxes”), unless such deduction or withholding is required by law. In such event, the Company shall pay as additional Capital Payments (or Arrears of Payments, as the case may be), such additional amounts (the “Additional Amounts”) to the Class B Preferred Securityholders as may be necessary in order that the net amounts received by the Class B Preferred Securityholders and the Trust Preferred Securityholders after such deduction or withholding for or on account of Withholding Taxes shall equal the amounts that otherwise would have been received had no such deduction or withholding been required, provided, however, that no such Additional Amounts shall be payable in respect of the Class B Preferred Securities
          (i) in respect of each portion of the Upper Tier 2 Percentage of the Class B Preferred Securities for Class B Payment Periods prior to the Class B Payment Period during which the respective Tier 1 Qualification Election, if any, occurred, with respect to such portions, if and to the extent that the Company is unable to pay because such payment would exceed the Distributable Profits of the Bank for the fiscal year in respect of which the relevant Capital Payments are payable (after subtracting from such Distributable Profits the amount of the Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and any payments on Parity Capital Securities, the Tier 1 Percentage, if any, of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable), in which case such Additional Amounts shall be deferred and will thereupon constitute Arrears of Payments;
          (ii) in respect of each portion of the Tier 1 Percentage of the Class B Preferred Securities for Class B Payment Periods from and including the Payment Period during which the respective Tier 1 Qualification Election if any, occurred, with respect to such portion, if and to the extent that the Company is unauthorized to pay because of insufficient Distributable Profits of the Bank for the preceding fiscal year (after subtracting from such Distributable Profits the amounts of Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities and the dividends and other distributions or payments on the Preferred Tier 1 Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable);
          (iii) with respect to any Withholding Taxes that are payable by reason of a Holder or beneficial owner of the Class B Preferred Securities (other than the Trust) having some connection with the Relevant Jurisdiction other than by reason only of the mere holding or beneficial ownership of Class B Preferred Securities;
          (iv) with respect to any Withholding Taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

          (v) to the extent such deduction or withholding can be avoided or reduced if the Holder or beneficial owner of Class B Preferred Securities makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority, provided, however, that this exclusion shall not apply if the certification, information, documentation or other reporting requirement would be materially more onerous (in form, procedure or substance of information required to be disclosed) to the Holder or beneficial owner of Class B Preferred Securities than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9).
     (d) Redemption Terms.
          (i) On June 30, 2018 (the “Initial Redemption Date”) and on any Class B Payment Date falling on or after the Initial Redemption Date, the Class B Preferred Securities shall be redeemable at the option of the Company, in whole but not in part, at a redemption price per Class B Preferred Security equal to the Class B Liquidation Preference Amount, plus any accrued and unpaid Capital Payments in respect of the then current Class B Payment Period to but excluding the date of redemption (the “Class B Redemption Date”), plus, in respect of the Upper Tier 2 Percentage of the Class B Preferred Securities, all outstanding Arrears of Payments, if any, on such portions, plus Additional Amounts, if any, on such portion (the sum of which is the “Redemption Price”), provided that, the Company may exercise its right to redeem the Class B Preferred Securities only if (A) the Company has given 30 calendar days’ prior notice (or such longer period as may be required by the relevant regulatory authorities) to the Class B Preferred Securityholders of its intention to redeem the Class B Preferred Securities on the Class B Redemption Date and (B) the Company has obtained any required regulatory approvals.
          (ii) The Company shall have the right, upon the occurrence of a Company Special Redemption Event, to redeem the Class B Preferred Securities at any time upon at least 30 calendar days’ prior notice, in whole but not in part, at the Redemption Price, subject to the Company having obtained any required regulatory approvals.
          (iii) In the event that payment of the Redemption Price in respect of any Class B Preferred Securities is improperly withheld or refused and not paid, Capital Payments on such Class B Preferred Securities shall continue to accrue at the Stated Rate from the designated Class B Redemption Date to the date of actual payment of the Redemption Price, in which case the actual payment date shall be considered the Class B Redemption Date for purposes of calculating the Redemption Price.
          (iv) No redemption of the Class B Preferred Securities shall take place for any reason unless on the Class B Redemption Date (i) the Company has an amount of cash funds (by reason of payments on the Obligations or the Class B Preferred Guarantee) at least equal to the Redemption Price, plus Additional Amounts, if any, (ii) the Company has an amount of Operating Profits for the current Class B Payment Period at least equal to the Capital Payments on the Class B Preferred Securities and Arrears of Payments, if applicable, accrued and unpaid as of the Class B Redemption Date, plus Additional Amounts, if any, (iii) the Bank has an amount of Distributable Profits for the preceding fiscal year of the Bank for which audited unconsolidated financial statements are available at least equal to the Capital Payments on the Class B Preferred Securities accrued and unpaid as of the Class B Redemption Date, plus the aggregate amount of Capital Payments (including any Arrears of Payments) on the Class B Preferred Securities theretofore paid, plus any Additional Amounts plus (x) if the Upper Tier 2 Percentage of the Class B Preferred Securities exceeds zero, capital payments payable on Parity Capital Securities and Preferred Tier 1 Capital Securities, or (y) if the Upper Tier 2 Percentage of the Class B Preferred Securities is zero, capital payments or dividends payable on any Preferred Tier 1 Securities, if any, in each case on the basis of Distributable Profits for such preceding year, and (iv) no order of the BaFin (or any other relevant regulatory authority) is in effect prohibiting the Bank from making any distribution of profits (including to the holders of Preferred Tier 1 Securities, if any).
          No redemption of Class B Preferred Securities, whether on a Class B Payment Date, on or after the Initial Redemption Date or upon the occurrence of a Company Special Redemption Event, shall require the vote or consent of any of the Class B Preferred Securityholders.
          (e) Redemption Procedures.
          (i) An irrevocable notice of redemption of Class B Preferred Securities (a “Redemption Notice”) shall be given by the Board of Directors on behalf of the Company, in the manner prescribed in Section 19.09 hereof, to each Class B Preferred Securityholder at least 30 calendar days before the proposed Class B Redemption Date, or such other time period or in such manner as may be required by the relevant regulatory authorities. A Redemption Notice shall be deemed to be given on the day such notice is first delivered, telecopied or mailed by first-class mail, postage prepaid, to Class B Preferred Securityholders. Each Redemption Notice shall be addressed to the Class B Preferred Securityholders at the address of each such Holder appearing in the Register. No defect in the Redemption Notice or in the delivery thereof with respect to any Class B Preferred Securityholder shall affect the validity of the redemption proceedings with respect to any other Class B Preferred Securityholder.
          (ii) By 9:00 a.m. New York City time on the Class B Redemption Date, the Company shall (A) with respect to Book-Entry Class B Preferred Certificates, irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price thereon together with irrevocable instructions to DTC to make such payment or (B) with respect to Definitive Class B Preferred Securities, deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price thereon together with irrevocable instructions to the Paying Agent to make such payment by check mailed to the relevant Class B Preferred Securityholder (at its address in the Register on the Class B Redemption Date) upon surrender of its Class B Preferred Certificates; provided, however, that for so long as the Trust owns the Class B Preferred Securities (which shall be held of record in the name of the Property Trustee for the benefit of the Holders or beneficial owners of the Trust Preferred Securities and the Holder of the Trust Common Security), payment of the Redemption Price shall be made by wire in same day funds to the Property Trustee by 9:00 a.m., New York City time on the Class B Redemption Date. Upon satisfaction of the foregoing conditions, all rights of Class B Preferred Securityholders so called for redemption shall cease on the Class B Redemption Date, except the right of the Class B Preferred Securityholders to receive the applicable Redemption Price (without interest thereon from and after the Class B Redemption Date).
     If the Class B Redemption Date falls on a day that is not a Business Day, payment of all amounts otherwise payable on such date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.
          (f) Liquidation Terms
          (i) In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Company, each Class B Preferred Securityholder shall, subject to the limitations described herein, be entitled to receive the Class B Liquidation Preference Amount of U.S.$25 per Class B Preferred Security, plus, in each case, accrued and unpaid Capital Payments in respect of the then current Class B Payment Period to but excluding the date of liquidation, and Arrears of Payments and Additional Amounts, if any. Such entitlement shall arise following the liquidation distribution of the Obligations to the Class A Preferred Securityholders and before any distribution of assets is made to Common Securityholders.
          (ii) In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust not involving redemption of the Class B Preferred Securities or the liquidation of the Company, the Holders of the Trust Preferred Securities shall be entitled to receive Class B Preferred Securities with a corresponding Class B Liquidation Preference Amount.
     (g) Additional Capital and Indebtedness. For so long as any of the Class B Preferred Securities are outstanding, the Company shall not issue, without the unanimous consent of all the Class B Preferred Securityholders (excluding any Class B Preferred Securities held by the Bank or any of its Affiliates), any additional equity securities ranking prior to or pari passu with the Class B Preferred Securities as to periodic distribution rights or rights on liquidation or dissolution, or incur any indebtedness for money borrowed.
     Notwithstanding the foregoing, the Company will, from time to time on or prior to June 30, 2013, and without the consent of the holders of the Class B Preferred Securities, issue additional Class B Preferred Securities having the same terms and conditions as the Class B Preferred Securities in all respects except for the issue date, the date from which Capital Payments accrue on the Class B Preferred Securities, the issue price, and any other deviations required for compliance with applicable law, so as to form a single series with the Class B Preferred Securities, upon notice from the Bank and in consideration for Obligations of a principal amount equal to the aggregate liquidation preference amount of such additional Class B Preferred Securities and having the same terms and conditions as the Initial Obligation in all respects except for the issue date, the date from which interest accrues on such Obligations, the issue price and any other deviations required for compliance with applicable law.

     (h) Class B Preferred Guarantee. To the extent set forth in the Class B Preferred Guarantee, the Guarantor has agreed to pay the Class B Preferred Securityholders, as and when due, the Class B Preferred Guarantee Payments. As set forth in the Class B Preferred Guarantee, the obligations of the Guarantor under the Class B Preferred Guarantee shall be several and independent of the Company’s obligations hereunder. The Class B Preferred Securityholders, by acceptance of such Class B Preferred Securities, acknowledge and agree to the subordination provisions in, and other terms of, the Class B Preferred Guarantee.
     (i) Rights of Holders.
          (i) If for four consecutive Class B Payment Periods, Capital Payments on the Class B Preferred Securities and any Additional Amounts in respect of such Capital Payments have not been paid at the Stated Rate in full by the Company or by the Guarantor under the Class B Preferred Guarantee, the Class B Preferred Securityholders shall be entitled to appoint two Independent Directors to the Board of Directors. Such Independent Directors shall be elected by ordinary resolution, passed by a Majority of the Class B Preferred Securities entitled to vote thereon, as determined in accordance with Section 11.01, present in person or by proxy at a separate general meeting of such Class B Preferred Securityholders convened for that purpose (which shall be called at the request of any Class B Preferred Securityholder entitled to vote thereon). Any Independent Director so appointed shall vacate office if, in such Independent Director’s sole determination, Capital Payments have been paid regularly at the Stated Rate in full by the Company or the Guarantor under the Class B Preferred Guarantee or the Trust Preferred Guarantee for one calendar year. Any such Independent Director may be removed by, and shall not be removed except by, the vote of Holders of a Majority of the Class B Preferred Securities entitled to vote thereon, at a meeting of the Company’s Securityholders or of the Class B Preferred Securityholders entitled to vote thereon, called for that purpose.
          (ii) The Holders of a Majority of the Class B Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Manager Trustee in respect of enforcing the rights of the Class B Preferred Securities under this Agreement, or direct the exercise of any trust or power conferred upon the Manager Trustee under this Agreement.
          (iii) If the Manager Trustee fails to enforce its rights under the Agreement after a Class B Preferred Securityholder has made a written request, such Class B Preferred Securityholder may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Company to enforce the Manager Trustee’s rights under this Agreement, without first instituting a legal proceeding against the Manager Trustee or any other person or entity.
          Notwithstanding the foregoing, if the Company has failed to pay the Redemption Price with respect to Class B Preferred Securities duly called for redemption, any Capital Payments declared (or deemed declared), including Additional Amounts, if applicable, that are due and owing, a Class B Preferred Securityholder may take any action authorized by this Agreement and may directly institute a proceeding in such Class B Preferred Securityholder’s own name against the Company for enforcement of this Agreement for such payment or against the

Guarantor for enforcement of the Class B Preferred Guarantee in respect of such payment.
     (j) Ratings and Clearance. If the Class B Preferred Securities are distributed to Holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding up or liquidation of the Trust, the Company shall use its commercially reasonable efforts to cause the Class B Preferred Securities (i) to be assigned the rating at which the Trust Preferred Securities are then rated and (ii) to be eligible for settlement and clearance through DTC and its participants, if the Trust Preferred Securities are then eligible for clearance through DTC and consequently to be issued in the form of one or more global certificates registered in the name of DTC as the depository or its nominee, and (iii) to be listed on the New York Stock Exchange or on such other national securities exchange as the Trust Preferred Securities are then listed or quoted.
     (k) Tier 1 Qualification Election. At any time on one or more occasions on or before June 30, 2013, the Bank in its sole discretion may give notice to the Company that, as of the date of such notice, the Bank is making an election (each, a “Tier 1 Qualification Election”) to treat a percentage of each and every Class B Preferred Security as Tier 1 Regulatory Capital and that as a consequence of such Tier 1 Qualification Election, beginning with the first day of the Class B Payment Period in which such Tier 1 Qualification Election occurs, the determination of Capital Payments and related matters with respect to such percentage of each and every Class B Preferred Security is changed to the terms described in this Agreements as applicable to the Tier1 Percentage of Class B Preferred Securities; provided, that the Bank may elect this qualification only in increments of 10% of the liquidation preference amount of the Class B Preferred Securities.
     Any and each notice of a Tier 1 Qualification Election must specify:
          (i) that the Bank is making the Tier 1 Qualification Election;
          (ii) the Specified Increment to which that Tier 1 Qualification Election pertains;
          (iii) that the Specified Increment will be treated as Tier 1 Percentage for all purposes under this Agreement from the first day of the Class B Payment Period in which that Tier 1 Qualification Election occurred, specifying the date of such first day; and
          (iv) the total Tier 1 Percentage of each Class B Preferred Security following that Tier 1 Qualification Election.
     The Company shall give notice to the Trust immediately upon receipt from the Bank of the Tier 1 Qualification Election notice.
The Bank shall be under no obligation to make any Tier 1 Qualification Election. However, once the Bank has elected to qualify any percentage of the liquidation preference amount of the Class B Preferred Securities as consolidated Tier 1 regulatory capital of the Bank, that election cannot be reversed. The respective percentages of each Class B Security for which the election has been made and has not been made will not be separable at any time, and each Class B Preferred Security will at all times consist of a single security with a liquidation preference amount of U.S.$25.

     The effectiveness of each Tier 1 Qualification Election is subject to the conditions that, on the date of such Tier 1 Qualification Election,
          (i) the BaFin has not applied for the initiation of insolvency proceedings against the Bank,
          (ii) the Bank has not given notice to the BaFin that it is insolvent (zahlungsunfähig) or overindebted (überschuldet) within the meaning of §46b of the German Banking Act (Gesetz über das Kreditwesen),
          (iii) the BaFin (or any other relevant regulatory authority) has not prohibited the Bank from making the Tier 1 Qualification Election, and
          (iv) all Arrears of Payments, if any, have been paid or will be paid by or on the date of such Tier 1 Qualification Election.
     If any of these conditions are not met with respect to any Tier 1 Qualification Election, such Tier 1 Qualification Election shall not occur and the Bank shall be deemed to have rescinded the related notice. In such case, the Bank may make a Tier 1 Qualification Election at a later date in compliance with the provisions summarized in this Section 10.04(k).
ARTICLE 11
VOTING AND MEETINGS
          Section 11.01. Voting Rights of Preferred Securityholders.
     (a) Except as shall be otherwise expressly provided herein, in the By-laws or as otherwise required by the LLC Act or other applicable law, the Preferred Securityholders shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Securityholders.
     (b) Notwithstanding that Securityholders holding Preferred Securities may become entitled to vote or consent under any of the circumstances described in this Agreement or in the By-laws, any of the Preferred Securities that are beneficially owned by the Bank, or any of its Subsidiaries or Affiliates (other than the Trust), either directly or indirectly, shall not, in such case, be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding, except for Preferred Securities purchased or acquired by the Bank or its Subsidiaries or Affiliates in connection with transactions effected by or for the account of customers of the Bank or any of its Subsidiaries or Affiliates or in connection with the distribution or trading of or market-making in connection with such Preferred Securities; provided, however, that Persons (other than Subsidiaries or Affiliates of the Bank) to whom the Bank or any of its Subsidiaries or Affiliates have pledged Preferred Securities may vote or consent with respect to such pledged Preferred Securities pursuant to the terms of such pledge.
          Section 11.02. Voting Rights of Common Securityholders. Except as otherwise provided herein, and except as otherwise provided by the LLC Act or other applicable law, all voting rights of the Securityholders shall be vested exclusively in the

Common Securityholders. The Common Securityholders shall vote as a single class on any matter on which the Common Securityholders have the right to vote regardless of the voting rights of any other Securityholder.
          Section 11.03. Meetings of the Securityholders.
     (a) Meetings of the Securityholders of any class or of all classes of Securities may be called at any time by the Chairman of the Board, if any, the President, the Board of Directors or any of the Independent Directors, if any, as provided by this Agreement or the By-laws. A special meeting of Securityholders shall also be called by the Secretary upon the written request, stating the purpose of the meeting, of Securityholders who together own of record a Majority of the Securities entitled to vote at such meeting, or, if so provided herein, upon the written request of any Class B Preferred Securityholder entitled to vote in such special meeting.
     (b) Except to the extent otherwise provided, the following provisions shall apply to meetings of Securityholders:
          (i) Securityholders may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Securityholders is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Securityholders or by written consent.
          (ii) Each Securityholder may authorize any Person to act for it by proxy on all matters in which a Securityholder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Securityholder or its attorney-in-fact. Every proxy shall be revocable at the discretion of the Securityholder executing it at any time before it is voted.
          (iii) Each meeting of Securityholders shall be conducted by the Board of Directors or by such other Person that the Board of Directors may designate.
          (iv) Any required vote of Preferred Securityholders may be given at a separate meeting of such Preferred Securityholders convened for such purpose or at a meeting of Securityholders of the Company or pursuant to written consent. The Board of Directors shall cause a notice of any meeting at which Preferred Securityholders are entitled to vote pursuant to Section 7.04 or of any matter upon which action may be taken by written consent of such Preferred Securityholders, to be given to each Holder of record of such Preferred Securities in the manner set forth in Section 19.09 hereof. Each such notice shall include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Preferred Securityholders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.
     (c) Subject to the provisions of this Agreement, the Board of Directors shall establish all other provisions relating to meetings of Securityholders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Securityholders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.
ARTICLE 12
CAPITAL PAYMENTS
          Section 12.01. Capital Payments.
     (a) Subject to the terms of this Article 12 and the provisions of the LLC Act, (i) Class B Preferred Securityholders shall receive periodic Capital Payments, if any, in accordance with Article 10 of this Agreement only when, as and if declared or deemed declared by the Board of Directors, and (ii) Class A Preferred Securityholders and Common Securityholders shall receive periodic distributions, if any, subject to Article 10 of this Agreement, only when, as and if declared by the Board of Directors.
     (b) A Securityholder shall not be entitled to receive any Capital Payment or other distribution with respect to any Class B Payment Date (and any such Capital Payment or other distribution shall not be considered due and payable), irrespective of whether such Capital Payment or other distribution has been declared (or is deemed declared) by the Board of Directors, until such time as the Company shall have funds legally available for the payment of such Capital Payment or such other distribution to such Securityholder pursuant to the terms of this Agreement and the LLC Act, and notwithstanding any provision of Section 18-606 of the LLC Act to the contrary, until such time, a Securityholder shall not have the status of a creditor of the Company, or the remedies available to a creditor of the Company.
          Section 12.02. Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution (including a Capital Payment) to any Securityholder on account of its Security if such distribution would violate Section 18-607 of the LLC Act or other applicable law. No dividends shall be declared and paid on the Common Security unless all Capital Payments (and Arrears of Payments, if any, and Additional Amounts, if any) on the Class B Preferred Securities, if any, have been declared (or deemed declared) and paid in full at the Stated Rate.
          Section 12.03. Distribution Policy. The Company shall distribute the full amount of Operating Profits for each Class B Payment Period as a capital payment or dividend to the Company’s Securityholders on the terms, and subject to the provisions, of this Agreement.
ARTICLE 13
BOOKS AND RECORDS
          Section 13.01. Financial Statements. The Board of Directors shall, as soon as available after the end of each Fiscal Year, cause to be prepared and mailed to each Common Securityholder and Preferred Securityholder of record the audited financial statements of the Company for such Fiscal Year prepared in accordance with generally accepted accounting principles in the United States of America.
          Section 13.02. Limitation on Access to Records. Notwithstanding any provision of this Agreement, the Board of Directors may, to the maximum extent permitted by law, keep, or cause to be kept, confidential from the Preferred Securityholders, for such period of time as the Board of Directors deems reasonable, any information the disclosure of which the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believe is not in the best interest of the Company or could damage the Company or its business or which the Company or the Board of Directors are required by law or by an agreement with any Person to keep confidential.
          Section 13.03. Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.
          Section 13.04. Annual Audit. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Company shall be audited by a firm of independent certified public accountants selected by the Board of Directors, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits shall be an expense of and be paid by the Bank.
ARTICLE 14
TAX MATTERS
          Section 14.01. Company Tax Returns.
     (a) The Bank is hereby designated as the Company’s “Tax Matters Partner” under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. The Bank is specifically directed and authorized to take whatever steps the Bank, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner in its capacity as such shall be borne by the Company.
     (b) The Tax Matters Partner shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Tax Matters Partner may, in its discretion, cause the Company to make or refrain from making any U.S. federal, state or local income or other tax elections for the Company that it deems necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.
          Section 14.02. Tax Reports. The Tax Matters Partner shall, as promptly as practicable and in any event within 90 days of the end of each fiscal year, cause to be prepared and mailed by the Company to each Preferred Securityholder of record Internal Revenue Service Schedule K-1 and any other forms that are necessary or advisable in order to permit the Securityholders to comply with U.S. federal and any other income tax requirements.
          Section 14.03. Taxation as a Partnership. The Company shall take any necessary steps to be treated as a partnership for U. S. federal income tax purposes and shall not file any election to be treated as anything other than a partnership for such purposes. The

Bank and the Company will use their commercially reasonable efforts to ensure that the Company will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.
ARTICLE 15
EXPENSES
          Section 15.01. Expenses. Except as otherwise provided herein or in the Services Agreement as long as it is in effect, the Bank, shall be responsible for, and shall pay, all expenses of the Company, provided that such expenses or obligations are those of the Company or are otherwise incurred by or pursuant to the direction of the Board of Directors in connection with this Agreement, including, without limitation:
     (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Securityholders of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Securityholders;
     (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by any Director in connection with any litigation brought by or on behalf of any Securityholder against such Director);
     (c) all expenses for indemnity or contribution payable by the Company to any Person;
     (d) all expenses incurred in connection with the collection of amounts due to the Company from any Person;
     (e) all expenses incurred in connection with the preparation of amendments or restatements to this Agreement; and
     (f) all expenses incurred in connection with the involuntary or voluntary liquidation, dissolution, winding up or termination of the Company.
Without limiting the foregoing, the Bank shall pay (i) all expenses relating to the organization of the Company, the preparation of this Agreement and the issuance of the Securities and (ii) any expenses which relate to the organization and offering of the Securities but are not explicitly referenced to in this Section 15.01 above or in the Services Agreement.
ARTICLE 16
TRANSFERS OF SECURITIES BY SECURITYHOLDERS
AND RELATED MATTERS
          Section 16.01. Transfer of the Common Security and Class A Preferred Security. The Bank undertakes that the Bank or one or more other Qualified Subsidiaries of the Bank will maintain sole ownership of the Common Security and the Class A Preferred Security, and the Bank or a Qualified Subsidiary may transfer the Common Security or the

Class A Preferred Security only to the Bank or other Qualified Subsidiaries, provided that prior to such transfer it has received an opinion of a nationally recognized law firm experienced in such matters to the effect that: (i) the Company will continue to be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for United States federal income tax purposes, (ii) such transfer will not cause the Company to be required to register under the 1940 Act, (iii) such transfer will not adversely affect the limited liability of the holders of the Class B Preferred Securities and (iv) such transfers will not otherwise result in a Company Special Redemption Event.
          Section 16.02. Registration. The Board of Directors shall provide for the registration of Class B Preferred Certificates, the Class A Certificate and the Common Security and of transfers of Class B Preferred Certificates, the Class A Certificate and the Common Security in a record thereof (the “Register”) and shall appoint a securities registrar (the “Registrar”) and transfer agent (the “Transfer Agent”) to act on its behalf; provided, however, that without any action on the part of the Board of Directors being necessary, Deutsche Bank Trust Company Americas, is hereby appointed as the initial Registrar and Transfer Agent.
          Section 16.03. Events of Cessation of Security Ownership. A person shall cease to be a Securityholder upon the lawful assignment of all of its Securities (including by any redemption or other repurchase by the Company) or as otherwise provided herein.
          Section 16.04. Persons Deemed Securityholders. The Company may treat the Person in whose name any Class B Preferred Certificate, Class A Preferred Certificate or Common Security shall be registered in the Register as the sole Holder of such Class B Preferred Certificate, Class A Preferred Certificate or Common Security and of the Securities represented thereby for purposes of receiving Capital Payments or other distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Class B Preferred Certificate, Class A Preferred Certificate or Common Security or in the securities represented thereby on the part of any other Person, whether or not the Company shall have actual or other notice thereof.
          Section 16.05. The Class B Preferred Certificates.
     (a) The Class B Preferred Certificates shall be issued in denominations equal to the Class B Liquidation Preference Amount or greater integral multiples thereof. Each Class B Preferred Certificate shall be signed, manually, by the President, any Vice-President or the Secretary of the Company. Class B Preferred Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Company shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Class B Preferred Certificates or did not hold such offices at the date of delivery of such Class B Preferred Certificates. A transferee of a Class B Preferred Certificate shall become a Securityholder, upon due registration of such Class B Preferred Certificate in such transferee’s name pursuant to Section 16.06.
     (b) Unless and until the Company issues global Class B Preferred Certificates pursuant to Section 16.08, the Company shall only issue Class B Preferred Securities in certificated, fully registered form (the “Definitive Class B Preferred Securities”) to the Class B Preferred Securityholders.

     (c) In connection with any Tier 1 Qualification Election the Registrar shall reflect the appropriate Tier 1 Percentage and Upper Tier 2 Percentage as of the first day of the Payment Period in which the relevant Tier 1 Qualification Election occurred on Schedule 1 of each Book-Entry Class B Preferred Certificate and shall update Schedule 1 of each Definitive Class B Preferred Security upon transfer or exchange.
          Section 16.06. Transfer of Class B Preferred Certificates.
     (a) Subject to the other provisions of this Article 16, upon surrender for registration of transfer of any Class B Preferred Certificate, the Board of Directors shall cause one or more new Class B Preferred Certificates to be issued in the name of the designated transferee or transferees. Every Class B Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed by the Class B Preferred Securityholder or his or her attorney duly authorized in writing. Any registration of transfer shall be effected upon the Transfer Agent being satisfied with the documents of title and identity of the person making the request, upon the receipt by the Transfer Agent of any applicable certificate relating to transfer restrictions as described below, and subject to such reasonable regulations as the Company may from time to time establish. Each Class B Preferred Certificate surrendered for registration of transfer shall be canceled by the Board of Directors. A transferee of a Class B Preferred Certificate shall be admitted to the Company as a Class B Preferred Securityholder and shall be entitled to the rights and subject to the obligations of a Class B Preferred Securityholder hereunder upon receipt by such transferee of a Class B Preferred Certificate. By acceptance of a Class B Preferred Certificate, each transferee shall be bound by this Agreement. The transferor of a Class B Preferred Certificate, in whole, shall cease to be a Class B Preferred Securityholder (subject to certain exceptions) at the time that the transferee of such Class B Preferred Certificate is admitted to the Company as a Class B Preferred Securityholder in accordance with this Section 16.06.
     (b) Upon surrender for registration of transfer of any Class B Preferred Certificate at the office or agency of the Company or the Registrar maintained for that purpose the Company shall deliver or cause to be delivered to the Registrar in a form duly executed on behalf of the Company in the manner provided for in Section 16.05(a) and the Registrar shall register in the Register and deliver, in the name of the designated transferee or transferees, one or more new Class B Preferred Certificates in authorized denominations of a like aggregate Class B Liquidation Preference Amount dated the date of execution by such Registrar.
          The Company and the Registrar shall not be required to issue, register the transfer of or exchange any Class B Preferred Security from and after the opening of business 15 days before the Class B Redemption Date.
          No service charge shall be made for any registration of transfer or exchange of Class B Preferred Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class B Preferred Certificates.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to its duties under this Agreement. The Company, at its own expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     (c) Any acquiror or Holder of Class B Preferred Securities (other than the Property Trustee or DTC) or holder of a beneficial interest therein shall be deemed to have represented and warranted by its acquisition and holding of the Class B Preferred Securities that on each day that it holds Class B Preferred Securities either (A) it is not itself, and is not acquiring any Class B Preferred Securities on behalf of or with “plan assets” of, an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA, a plan or arrangement subject to Section 4975 of the Code, a governmental plan which is subject to any federal, state or local law that is substantially similar to such provisions of ERISA or the Code (“Similar Law”) or an entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity or (B) the purchase, holding and redemption of any Class B Preferred Securities is exempt by reason of Section 408 (b) (17) of ERISA, Section 4975(d)(20) of the Code or U.S. Department of Labor prohibited transaction class exemption (“PTCE”) 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers) or similar exemptions from Similar Law.
          Section 16.07. Mutilated, Destroyed, Lost or Stolen Class B Preferred Certificates. If (a) any mutilated Class B Preferred Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Class B Preferred Certificate, and (b) there shall be delivered to the Registrar and the Company such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Class B Preferred Certificate shall have been acquired by a bona fide purchaser, the Company shall sign and the Company and the Registrar shall make available for delivery (all in the manner provided for in Section 16.05), in exchange for or in lieu of any mutilated, destroyed, lost or stolen Class B Preferred Certificate, a new Class B Preferred Certificate of like class, tenor and denomination. In connection with the issuance of any new Class B Preferred Certificate under this Section 16.07, the Company or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Class B Preferred Certificate issued pursuant to this Section shall constitute conclusive evidence of a limited liability company interest in the Company corresponding to that evidenced by the lost, stolen or destroyed Class B Preferred Certificate, as if originally issued, whether or not the lost, stolen or destroyed Class B Preferred Certificate shall be found at any time.
          Section 16.08. Book-entry Provisions.
     (a) General. The provisions of this Section 16.08 shall apply only in the event that the Class B Preferred Securities are distributed to the Holders of Trust Preferred Securities in book-entry form in connection with the involuntary or voluntary liquidation, dissolution, winding-up or termination of the Trust. Upon the occurrence of such event, the Company shall use its commercially reasonable efforts to cause the Class B Preferred Securities to be issued in the form of one or more book-entry Class B Preferred Certificates (the “Book-Entry Class B Preferred Certificates”) in fully registered form in the name of DTC or its nominee and beneficial interests of the Holders of the Trust Preferred Securities in the Class B Preferred Securities shall be shown on and transfers thereof shall be effected through records maintained by DTC. In the event that the provisions of this Section 16.08 take effect, still outstanding Definitive Class B Preferred Securities shall be of no further force and effect. In connection with the involuntary or voluntary liquidation, dissolution, winding-up or termination of the Trust, DTC or its nominee shall automatically be admitted as the Class B Preferred Securityholder. Receipt of the Book-Entry Class B Preferred Certificates shall be deemed to constitute a request by DTC or its nominee that the Register of the Company reflect its admission as a Class B Preferred Securityholder. Unless and until new definitive, fully registered Class B Preferred Certificates have been issued to the Class B Preferred Securityholders pursuant to Section 16.08(c):
          (i) The provisions of this Section 16.08(a) shall be in full force and effect;
          (ii) The Company, the Board of Directors, the Manager Trustee, and the Registrar and Transfer Agent shall be entitled to deal with DTC or its nominee for all purposes of this Agreement (including for purposes of the payment of Capital Payments, the Redemption Price and liquidation distributions and the receipt of approvals, votes or consents hereunder) as the Class B Preferred Securityholder and the sole Holder of the Class B Preferred Certificates and shall have no obligation to any other Class B Preferred Securityholders;
          (iii) None of the Company, the Trust, the Board of Directors, the Manager Trustee, or any agents of any of the foregoing shall have any liability or responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Class B Preferred Certificate for such beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and
          (iv) Except as provided in Section 16.08(c) below, the Class B Preferred Securityholders shall not be entitled to receive physical delivery of the Class B Preferred Securities in definitive form and shall not be considered Holders thereof for any purpose under this Agreement, and no Book-Entry Class B Preferred Certificate representing Class B Preferred Securities shall be exchangeable, except for another Book-Entry Class B Preferred Certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each Class B Preferred Securityholder must rely on the procedures of DTC, or if such person is not a participant in DTC on the procedures of such a participant through which such person owns its interest, to exercise any rights of a Class B Preferred Securityholder under this Agreement.
     (b) Notices to DTC or its Nominee. Whenever a notice or other communication to the Class B Preferred Securityholders is required under this Agreement, unless and until Definitive Class B Preferred Securities shall have been issued to the Class B Preferred Securityholder pursuant to Section 16.08(c), the Company, the Board of Directors, and the Manager Trustee shall give all such notices and communications specified herein to be given to the Class B Preferred Securityholders to DTC or its nominee, and shall have no obligations to any other Class B Preferred Securityholders.
     (c) Definitive Class B Preferred Certificates. In the event that (i) the Class B Preferred Securities are distributed to the Holders of Trust Preferred Securities in book-entry form in connection with the involuntary or voluntary liquidation, dissolution, winding-up or termination of the Trust and (ii) DTC or its nominee notifies the Company that it is unwilling or unable to continue its services as a securities depositary with respect to the Class B Preferred Securities and no successor depositary shall have been appointed within 90 days of such notification, then Definitive Class B Preferred Securities shall be prepared by the Company and exchanged for the Book-Entry Class B Preferred Certificates. Upon surrender of the Book-Entry Class B Preferred Certificates in whole by the Holder thereof, accompanied by registration instructions, the Board of Directors or authorized Officer shall cause Class B Preferred Certificates to be delivered to those Class B Preferred Securityholders who were owners of beneficial interests in the Book-Entry Class B Preferred Certificate in accordance with the instructions of DTC. None of the Board of Directors, authorized Officers or the Company shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive Class B Preferred Certificate in accordance with this Section 16.08 shall be admitted to the Company as a Class B Preferred Securityholder upon receipt of such Definitive Class B Preferred Certificate and shall be registered in the Register of the Company as a Class B Preferred Securityholder. DTC or its nominee, as the case may be, shall cease to be a Class B Preferred Securityholder under this Section 16.08(c) at the time of such surrender and delivery. The Definitive Class B Preferred Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by a securities exchange, if any, on which Class B Preferred Securities may be listed and as is reasonably acceptable to any Officer of the Company, as evidenced by his or her execution thereof.
ARTICLE 17
MERGERS, CONSOLIDATIONS AND SALES; REINVESTMENT OF OBLIGATIONS
          Section 17.01. The Company. Subject to Section 19.01, the Company may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Company may, with the consent of at least 66 2/3% of the Class B Preferred Securityholders, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that:
     (a) such successor entity either (i) expressly assumes all of the obligations of the Company under the Class B Preferred Securities or (ii) substitutes for the Class B Preferred Securities other securities having substantially the same terms as the Class B Preferred Securities (the “Successor Company Securities”) so long as the Successor Company Securities are not junior to any equity securities of the successor entity, with respect to participation in the profits, distributions and assets of the successor entity, except that they may rank junior to the Class A Preferred Security or any successor Class A Preferred Security to the same extent that the Class B Preferred Securities rank junior to the Class A Preferred Security,
     (b) the Bank expressly acknowledges such successor entity as the Holder of the Obligations and holds, directly or indirectly, all of the voting securities (within the meaning of Rule 3a-5 under the 1940 Act) of such successor entity,
     (c) such consolidation, merger, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated, the Class B Preferred Securities (including any Successor Company Securities)) to be downgraded by any nationally recognized rating organization,
     (d) such consolidation, merger, amalgamation or replacement does not adversely affect the powers, preferences and other special rights or the tax treatment of the Holders of the Trust Preferred Securities or Class B Preferred Securities (including any Successor Company Securities) in any material respect,
     (e) such successor entity has a purpose substantially identical to that of the Company,
     (f) prior to such consolidation, merger, amalgamation or replacement, the Company has received an opinion of a nationally recognized law firm experienced in such matters to the effect that
          (i) such successor entity will be treated as a partnership, and will not be classified as an association or a publicly traded partnership taxable as a corporation, for United States federal income tax purposes,
          (ii) such consolidation, merger, amalgamation or replacement would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes,
          (iii) following such consolidation, merger, amalgamation or replacement, such successor entity will not be required to register under the 1940 Act and
          (iv) such consolidation, merger, amalgamation or replacement will not adversely affect the limited liability of the Class B Preferred Securityholders,
     (g) such consolidation, merger, amalgamation or replacement does not otherwise result in a Company Special Redemption Event, and
     (h) the Guarantor guarantees the obligations of such successor entity under the Successor Company Securities at least to the extent provided by the Class B Preferred Guarantee.
          Section 17.02. Substitute Obligations. Upon the redemption of an Obligation (at its maturity, if any, or otherwise) under circumstances that do not involve the redemption of the Class B Preferred Securities, the Bank will deliver and the Company will accept, in replacement thereof, Substitute Obligations, provided, in each case, that (i) the Bank has received the written opinion of a nationally recognized law firm in the United States that reinvestment in such Substitute Obligation will not adversely affect the “qualified dividend income” eligibility for purposes of Section 1(h)(11) of the Internal Revenue Code of 1986, as amended (or any successor legislation), of Capital Payments on the Trust Preferred Securities or cause the holders thereof to recognize gain or loss for U.S. federal income tax purposes and (ii) such substitution or replacement does not result in a Company Special Redemption Event or a Trust Special Redemption Event, and provided, further in each case that the Bank has obtained any required regulatory approvals.
ARTICLE 18
DISSOLUTION, LIQUIDATION AND TERMINATION
          Section 18.01. No Dissolution. The Company shall not be dissolved by the admission of Securityholders. The death, insanity, retirement, resignation, expulsion, or dissolution of a Securityholder, or the occurrence of any other event which terminates the continued membership of a Securityholder in the Company, shall not in and of itself cause the Company to be dissolved and its affairs wound up. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The Bankruptcy of a Securityholder shall not cause a Securityholder to cease to be a member of the Company, and upon the occurrence of any such event the existence of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each Securityholder waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of a Securityholder, or the occurrence of an event that causes a Securityholder to cease to be a member of the Company.
          Section 18.02. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:
     (a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Company under any applicable U.S. federal or state bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days or the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable federal or state bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or action shall be taken by the Company in furtherance of any of the aforesaid purposes;
     (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the LLC Act;

     (c) the entry of an order by a court initiating insolvency, bankruptcy or liquidation proceedings in respect of the Bank under German law, or the adoption of a shareholder’s resolution providing for the liquidation of the Bank under German law, except for any liquidation resulting from an amalgamation, consolidation, merger or replacement;
     (d) the redemption, repurchase or exchange of all outstanding Preferred Securities;
     (e) the written consent of all Securityholders; or
     (f) the termination of the legal existence of the last remaining Securityholder of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Securityholder of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the LLC Act.
          Upon the occurrence of any event that causes the last remaining Securityholder of the Company to cease to be a Securityholder of the Company (other than upon an assignment by the Securityholder of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such Securityholder is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Securityholder in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Securityholder of the Company.
          Notwithstanding the foregoing, the Company shall not be dissolved until all claims under the Guarantees have been paid in full pursuant to their respective terms, to the fullest extent permitted by law.
          Section 18.03. Notice of Dissolution. Upon the dissolution of the Company, the Board of Directors shall promptly notify the Securityholders of such dissolution.
          Section 18.04. Liquidation. Upon dissolution of the Company, the Board of Directors or, in the event that the dissolution is caused by an event described in Section 18.02(b) or (c) of this Agreement and there are no Directors, a Person or Persons who may be approved by the Class B Preferred Securityholders holding not less than 66 2/3% of the Class B Preferred Securities, as liquidating trustees, shall immediately commence to wind up the Company’s affairs provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the LLC Act.
          Section 18.05. Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article 18, and the LLC Certificate shall have been canceled in the manner required by the LLC Act.

ARTICLE 19
MISCELLANEOUS
          Section 19.01. Amendments. This Agreement may be amended by a written instrument executed by an Officer designated by the Board of Directors without the consent of any Preferred Securityholder; provided, however, that (a) no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent either that such amendment (w) would result in the Company being deemed to be required to register under the 1940 Act, (x) would result in causing the Company to be treated as anything other than a partnership for purposes of United States federal income taxation, (y) has not received any prior requisite approval of Class B Preferred Securityholders as may be expressly provided in this Agreement or the By-laws or (z) would result in a Company Special Redemption Event, (b) so long as any Class B Preferred Securities are outstanding, the Company shall not, without the affirmative vote of at least 66 2/3% of the Class B Preferred Securities voting as a single class (entitled to vote thereon as determined in accordance with Section 11.01) (x) amend, alter, repeal or change any provision of this Agreement (including the terms of the Class B Preferred Securities) if such amendment, alteration, repeal or change would materially adversely affect the rights, preferences, powers or privileges of the Class B Preferred Securities, (y) agree to modify or amend any provision of, or waive any default in the payment of any amount under, the Obligations in any manner that would materially affect the interests of the Class B Preferred Securityholders or (z) effect any merger, consolidation or business combination involving the Company or sale of all or substantially all of the assets of the Company, provided, that in any event any such merger, consolidation, business combination or sale of assets must also comply with Section 17.01 and (c) so long as any Class B Preferred Securities are outstanding, the Company shall not, without the affirmative vote of each Class B Preferred Securityholder affected thereby, amend, alter, repeal or change the right of such Class B Preferred Securityholder to receive the Capital Payments or the applicable Redemption Price, in each case that have become due and payable.
          Section 19.02. Amendment of LLC Certificate. In the event this Agreement shall be amended pursuant to Section 19.01, the Board of Directors shall cause the LLC Certificate to be amended to reflect such change if it deems such amendment of the LLC Certificate to be necessary or appropriate.
          Section 19.03. Successors. This Agreement shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Securityholders.
          Section 19.04. Law; Severability. THIS AGREEMENT AND THE RIGHTS OF PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the LLC Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the LLC Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the

Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.
          Section 19.05. Filings. Following the execution and delivery of this Agreement, the Board of Directors shall cause to be promptly prepared any documents required to be filed and recorded under the LLC Act, and the Board of Directors shall cause to be promptly filed and recorded each such document in accordance with the LLC Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board of Directors shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.
          Section 19.06. Power of Attorney. Each Preferred Securityholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the LLC Certificate required because of an amendment to this Agreement or in order to effectuate any change in the ownership of the Securities of the Company, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.
          The Power of Attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or Bankruptcy of the Preferred Securityholder granting the same or the transfer of all or any portion of such Preferred Securityholder’s Preferred Securities and (b) extend to such Preferred Securityholder’s successors, assigns and legal representatives.
          Section 19.07. Exculpation.
     (a) No Director or Officer shall have personal liability to the Company or the Securityholders for monetary damages for breach of, in the case of a Director, such Director’s fiduciary duty (if any) or, in the case of a Director or an Officer, for any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company, except for such Director’s or Officer’s gross negligence or willful misconduct.
     (b) Each Director and Officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Director or Officer reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Securityholders might properly be paid.
          Section 19.08. Indemnification. To the fullest extent permitted by applicable law, each Director and Officer shall be entitled to indemnification from the Bank for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by such Director or Officer by reason of any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Director or Officer by this Agreement, except with respect to any act or omission determined by a court of competent jurisdiction to have constituted gross negligence or willful misconduct of such Director or Officer.
          Section 19.09. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:
          (i) If given to the Company, at the Company’s mailing address set forth below:
Deutsche Bank Contingent Capital LLC V
60 Wall Street
New York, New York 10005
Telecopy No.: (732) 460-7125
Attention: Treasury (mail stop NYC 60-4011)
          (ii) If given to the Bank or the Guarantor, at the mailing address set forth below:
Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
D-60486 Frankfurt am Main
Germany
Telecopy No.: (+49) 69 910-35092
Attention: Group Treasury
with a copy to:
Deutsche Bank Contingent Capital LLC V
60 Wall Street
New York, New York 10005
          (iii) If given to the Trust, at the Trust’s mailing address set forth below:
Deutsche Bank Contingent Capital Trust V
60 Wall Street
New York, New York 10005

Telecopy No.: (732) 460-7125
Attention: Treasury (mail stop NYC 60-4011)
with a copy to:
Deutsche Bank Contingent Capital Trust V
c/o Deutsche Bank Trust Company Delaware
1011 Centre Road, Suite 200
Wilmington, Delaware 19805
          (iv) If given to the Paying Agent, Registrar or Transfer Agent at the mailing address set forth below:
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
NYC60-2710
New York, New York 10005
Telecopy No.: 732-578-4635
Attention: Trust & Securities Services
          (v) If given to the Manager Trustee, at the mailing address set forth below:
The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
United States
Telecopy No.: (212) 815-5802
Attention: Corporate Trust Administration
          (vi) If given to any Securityholder, at the address set forth in the Register.
          Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such Register and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in the Register.
          Section 19.10. Additional Documents. Each Preferred Securityholder, upon the request of the Board of Directors, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          Section 19.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above stated.

DEUTSCHE BANK AKTIENGESELLSCHAFT, as initial Common Securityholder and as initial Class A Preferred Securityholder
By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK CONTINGENT CAPITAL TRUST V, as initial Class B Preferred Securityholder
By:
Name:
	Title:	Regular Trustee

By:
Name:
	Title:	Regular Trustee

THE BANK OF NEW YORK, as Manager Trustee
By:
Name:
Title:

Annex A
to the Amended and
Restated Limited Liability
Company Agreement
BY-LAWS
OF
Deutsche Bank Contingent Capital LLC V
          These By-laws have been established as the By-laws of Deutsche Bank Contingent Capital LLC V, a Delaware limited liability company (the “Company”) pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of May9, 2008 (as from time to time amended, modified, restated or supplemented, the “Agreement”), pursuant to which the Company’s existence has been continued, and, together with the Agreement and the other annexes thereto, are deemed to be the limited liability company agreement of the Company for purposes of the LLC Act. In the event of any inconsistency between the Agreement and these By-laws, the provisions of the Agreement shall control.
          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
ARTICLE 1
SECURITYHOLDERS
          Section 1.01. Annual Meetings. An annual meeting of the Common Securityholders shall be held at such date, time and place either within or without the State of Delaware if and as may be decided and designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.
          Section 1.02. Special Meetings. Special meetings of Securityholders may be called at any time by the Chairman of the Board, if any, the President, the Board of Directors or any of the Independent Directors, if any, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of Securityholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of Securityholders who together own of record a majority of the Securities entitled to vote at such meeting, or, if so provided in the Agreement, upon the written request of any Class B Preferred Securityholder entitled to vote in such special meeting.
          Section 1.03. Notice of Meetings. Whenever Securityholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Securityholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Securityholder at such Securityholder’s address as it appears on the records of the Company.

          Section 1.04. Adjournments. Any meeting of Securityholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Securityholder of record entitled to vote at the meeting.
          Section 1.05. Quorum. At each meeting of Securityholders, except where otherwise provided by law or the Agreement or these By-laws, the Holders of at least 50% of the Securities entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the Holders of Securities entitled to vote on a matter, the Holders of a majority of the Securities present or represented may adjourn such meeting from time to time in the manner provided by Section 1.04 of these By-laws until a quorum shall be so present or represented. Securities other than the Common Security belonging on the record date for the meeting to the Bank or an Affiliate of the Bank shall neither be entitled to vote nor be counted for quorum purposes.
          Section 1.06. Organization. Meetings of Securityholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.
          Section 1.07. Voting: Proxies. Unless otherwise provided in the Agreement, each Securityholder entitled to vote at any meeting of Securityholders shall have voting power proportionate to the outstanding amount, based on initial issue price, of the Securities held by such Securityholder that have voting power upon the matter in question. Each Securityholder entitled to vote at a meeting of Securityholders or to express consent or dissent to action in writing without a meeting may authorize another person or persons to act for such Securityholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the Securities themselves or an interest in the Company generally. A Securityholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of Securityholders need not be by written ballot unless the Holders of a majority of the outstanding Securities entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be designated, removed and replaced as provided in the Agreement and Article II hereof. Other than in the case of any matter expressly set forth in the Agreement for which a higher vote is required, the affirmative vote of the Holders of a majority of the Securities present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Securityholders.

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          Section 1.08. Fixing Date for Determination of Securityholders of Record. In order that the Company may determine the Securityholders entitled to notice of or to vote at any meeting of Securityholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Securityholders entitled to notice of or to vote at a meeting of Securityholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Securityholders of record entitled to notice of or to vote at a meeting of Securityholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          In order that the Company may determine the Securityholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Securityholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to (a) its registered office in the State of Delaware, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Securityholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          In order that the Company may determine the Securityholders entitled to receive payment of any distribution or allotment of any rights or the Securityholders entitled to exercise any rights in respect of any exchange of Securities, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Securityholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
          Section 1.09. List of Securityholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of Securityholders, a complete list of the Securityholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Securityholder and the amount of Securities registered in the name of each Securityholder. Such list shall be open to the examination of any Securityholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and

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kept at the time and place of the meeting during the whole time thereof and may be inspected by any Securityholder who is present.
          Section 1.10. Consent of Securityholders in Lieu of Meeting. Unless otherwise provided in the Agreement or by law, any action required by law to be taken at any annual or special meeting of Securityholders of the Company, or any action which may be taken at any annual or special meeting of such Securityholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders of outstanding Securities having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Securities entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to (a) its registered office in the state of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Every written consent shall bear the date of signature of each Securityholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by these By-laws to the Company, written consents signed by Holders representing a sufficient amount of Securities to take action are delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Securityholders who have not consented in writing.
ARTICLE 2
BOARD OF DIRECTORS
          Section 2.01. Number; Powers; By-laws. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors composed initially of four Directors and thereafter of not less than four nor more than seven Directors. The Board shall manage the business and affairs of the Company and may exercise all powers in connection therewith, and except for such powers as are required to be exercised by Securityholders, all in accordance with the Agreement, these By-laws and applicable law. Except to the extent that the Board of Directors or the Securityholders confer such authority on a Director, no Director shall have the authority to bind the Company.
          Section 2.02. Voting Power. Each Director shall, in the consideration of any matter by the Board of Directors, have a single vote at the time such vote is taken or made (whether at a meeting or by written consent). Except where a greater percentage approval may be provided for herein or in the Agreement or by law, an action shall be deemed approved by the Board of Directors only if it has been approved by a majority of the Directors.
          Section 2.03. Quorum. At all meetings of the Board of Directors, the presence of at least a majority of Directors shall constitute a quorum for the transaction of business. In case at any meeting of the Board of Directors a quorum shall not be present, any Director present may adjourn the meeting from time to time until a quorum shall be present.

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          Section 2.04. Designation; Removal; Replacement. The term of office of a Director shall be until the earliest of the following events: (i) his or her successor is designated or (ii) he or she resigns or is removed. Any Director (other than any Independent Director) may be removed, with or without cause, by majority vote of the Common Securityholders. In the event of the resignation, removal or death of a Director, such Director shall be replaced by another person designated by majority vote of the Common Securityholders. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.
          Section 2.05. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.
          Section 2.06. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President or by any two Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.
          Section 2.07. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Agreement or these By-laws, the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these By-laws shall constitute presence in person at such meeting.
          Section 2.08. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the President, or in their absence, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.
          Section 2.09. Action by Directors Without a Meeting. Unless otherwise restricted by the Agreement or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
ARTICLE 3
COMMITTEES
          Section 3.01. Committees. The Board of Directors may, by resolution of the Board of Directors adopted by majority vote, designate one or more committees, each committee to consist of one or more of the Directors of the Company. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the

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management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the LLC Certificate, adopting an agreement of merger, consolidation or conversion, recommending to the Securityholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the Securityholders a dissolution of the Company amending these By-laws; and, unless the resolution, these By-laws or the Agreement expressly so provides, no such committee shall have the power or authority to authorize the issuance of Securities, to adopt a certificate of ownership and merger, consolidation or conversion or to remove or indemnify Officers or Directors.
          Section 3.02. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-laws.
ARTICLE 4
OFFICERS
          Section 4.01. Officers; Election. As soon as practicable after the annual meeting of Common Securityholders in each year, the Board of Directors shall elect a President and a Secretary, and may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other Officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Agreement or these By-laws otherwise provide.
          Section 4.02. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any Officer, each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Company, but the election of an Officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.
          Section 4.03. Powers and Duties. The Officers of the Company shall have such powers and duties in the management of the Company as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to comparable offices in a corporation organized under the General Corporation Law of the State of Delaware, subject to the control

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of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the Securityholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any Officer, agent or employee to give security for the faithful performance of his or her duties.
ARTICLE 5
SECURITIES
          Section 5.01. Certificates for Securities. The Preferred Securities in the Company shall be registered in the form of Definitive Class B Preferred Securities except that Class B Preferred Securities distributed to Holders of Global Trust Preferred Securities (as defined in the Trust Agreement) in connection with the liquidation, dissolution, winding up or termination of the Trust, may be in form of Book-Entry Class B Securities pursuant to Article 16 of the LLC Agreement. If such certificate is manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, such certificate may be issued by the Company with the same effect as if such person were such Officer at the date of issue.
          Section 5.02. Lost, Stolen or Destroyed Certificates: Issuance of New Certificates. The Company may issue a new certificate representing Class B Preferred Securities in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated Preferred Securities.
ARTICLE 6
MISCELLANEOUS
          Section 6.01. Seal. The Company may have a company seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The company seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
          Section 6.02. Waiver of Notice of Meetings of Securityholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Agreement or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Securityholders, Directors or a committee of Directors need be specified in any written waiver of notice unless so required by the Agreement or these By-laws.
          Section 6.03. Indemnification of Directors, Officers and Employees. The Bank, as the Holder of the Common Security, shall indemnify to the full extent permitted

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under the LLC Act any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a Director, Officer or employee of the Company or serves or served at the request of the Company any other enterprise as a director, officer or employee except for such Director’s or Officer’s gross negligence or willful misconduct. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Bank promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Bank. The rights provided to any person by these By-laws shall be enforceable against the Bank by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of these By-laws shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of these By-laws, the term “Company” shall include any predecessor of the Company and any constituent company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term “other enterprise” shall include any limited liability company, corporation, partnership, joint venture, trust or employee benefit plan. The rights conferred on any Person by this Section 6.03 shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statue, provision of these By-laws, the Agreement, any other agreement, vote of Securityholders or disinterested Directors or otherwise. The Bank’s obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of any other enterprise shall be reduced by any amount such Person may collect as indemnification from such other enterprise. Any repeal or modification of the foregoing provisions of this Section 6.03 shall not adversely affect any right of protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.
          Section 6.04. Interested Directors; Quorum. No contract or transaction between the Company and one or more of its Directors or Officers, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or officers, or have a financial interest (except for the Bank), shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors would be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Securityholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Securityholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the Securityholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

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          Section 6.05. Form of Records. Any records maintained by the Company in the regular course of its business, including its Securities ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape or disk, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.
          Section 6.06. Amendment of By-laws. These By-laws may be amended or repealed, and new By-laws adopted, by the Board of Directors in accordance with the Agreement.

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Annex B
to the Amended and
Restated Limited Liability
Company Agreement
List of Initial Directors
John Cipriani
Richard W. Ferguson
Helmut Mannhardt
Joseph J. Rice
List of Initial Officers
Richard W. Ferguson, President
John Cipriani, Vice President and Treasurer
Anjali Thadani, Vice President
Helmut Mannhardt, Vice President
Joseph J. Rice, Vice President
Sonja K. Olsen, Secretary
Sandra L. West, Assistant Secretary

Annex C
to the Amended and
Restated Limited Liability
Company Agreement
[FORM OF CERTIFICATE EVIDENCING THE CLASS A PREFERRED SECURITY]
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSONS UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE.
THIS CLASS A PREFERRED SECURITY IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT.

Certificate Number R-A-___	Aggregate Liquidation Preference Amount U.S.$25

May 9, 2008
CERTIFICATE FOR CLASS A PREFERRED SECURITY OF DEUTSCHE BANK
CONTINGENT CAPITAL LLC V
Class A Preferred Security
(Liquidation Preference Amount $25 per Class A Preferred Security)
          Deutsche Bank Contingent Capital LLC V, a limited liability company formed under the laws of the State of Delaware (the “Company”), hereby certifies that Deutsche Bank Aktiengesellschaft, Frankfurt am Main, is the registered owner of U.S.$25 aggregate liquidation preference amount of Preferred Securities of the Company representing preferred limited liability company interests in the Company, which are designated the Class A Preferred Security, liquidation preference amount U.S.$25 per Class A Preferred Security (the “Class A Preferred Security”). The Class A Preferred Security is fully paid and is a nonassessable preferred limited liability company interest in the Company, as to which the Securityholder of the Company who holds the Class A Preferred Security (the “Securityholder”), in its capacity as such, has no liability in excess of its obligation to make payments provided for in the LLC Agreement (as defined below) and its share as provided in the LLC Agreement of the Company’s assets and undistributed profits (subject to its obligation to repay any funds wrongfully distributed to it), and is transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the Amended and Restated Limited Liability Company Agreement of the Company dated as of May 9, 2008, as the same may be amended from time to time in accordance with its terms (the “LLC Agreement”). The powers, preferences and special rights and limitations of the Class A Preferred Security are set forth in, and this certificate and the Class A Preferred Security represented hereby are issued and shall in all respects be subject to the terms and provisions of, the LLC Agreement, authorizing the issuance of the Class A Preferred Security and determining the powers, preferences and other special rights and limitations, regarding capital payments, voting rights, return of capital and otherwise, and other matters relating to the Class A Preferred Security. Capitalized terms used herein but not defined herein shall have the meaning given them in the LLC Agreement. The Company shall furnish a copy of the LLC Agreement to the Securityholder without charge upon written request to the Company at its principal place of business.
          The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the LLC Agreement. Upon receipt of this certificate, the Securityholder is admitted to the Company as a Class A Preferred Securityholder, is bound by the LLC Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by a duly authorized officer as of the day and year first written above.

DEUTSCHE BANK CONTINGENT CAPITAL LLC V
By:
Name:
Title:

Annex D
to the Amended and
Restated Limited Liability
Company Agreement
[FORM OF CERTIFICATE EVIDENCING CLASS B PREFERRED SECURITIES]
          [IF THE CLASS B PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT: This Class B Preferred Security is a global certificate registered in the name of The Depository Trust Company, a New York corporation (the “Depositary”) (55 Water Street, New York, New York), or a nominee of the Depositary. This Class B Preferred Security is exchangeable for Class B Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the LLC Agreement and no transfer of this Class B Preferred Security (other than a transfer of this Class B Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.
Unless this Class B Preferred Security is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any Class B Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]
THE HOLDER HEREOF, BY ACQUIRING AND HOLDING THIS CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT ON EACH DAY THAT IT HOLDS THE CLASS B PREFERRED SECURITIES EITHER (A) IT IS NOT ITSELF, AND IS NOT ACQUIRING ANY CLASS B PREFERRED SECURITIES ON BEHALF OF OR WITH “PLAN ASSETS” OF, AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH PLAN’S INVESTMENT IN THE ENTITY OR (B) THE PURCHASE, HOLDING AND REDEMPTION OF ANY CLASS B PREFERRED SECURITIES IS EXEMPT BY REASON OF SECTION 408(B)(17) OF ERISA, SECTION 4975(D)(20) OF THE CODE OR U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23 (FOR CERTAIN TRANSACTIONS DETERMINED BY IN-HOUSE ASSET MANAGERS), PTCE 95-60 (FOR CERTAIN TRANSACTIONS INVOLVING INSURANCE COMPANY

GENERAL ACCOUNTS), PTCE 91-38 (FOR CERTAIN TRANSACTIONS INVOLVING BANK COLLECTIVE INVESTMENT FUNDS), PTCE 90-1 (FOR CERTAIN TRANSACTIONS INVOLVING INSURANCE COMPANY SEPARATE ACCOUNTS), OR PTCE 84-14 (FOR CERTAIN TRANSACTIONS DETERMINED BY INDEPENDENT QUALIFIED PROFESSIONAL ASSET MANAGERS) OR SIMILAR EXEMPTIONS FROM SIMILAR LAW.

Certificate Number R-B-_	Aggregate Liquidation Preference Amount U.S.$1,265,000,025

May 9, 2008
CERTIFICATE FOR CLASS B PREFERRED SECURITIES OF
DEUTSCHE BANK CONTINGENT CAPITAL LLC V
Class B Preferred Securities
(Liquidation Preference Amount U.S.$25
per Class B Preferred Security)
          Deutsche Bank Contingent Capital LLC V, a limited liability company formed under the laws of the State of Delaware (the “Company”), hereby certifies that The Bank of New York (the “Securityholder”), as Property Trustee of Deutsche Bank Contingent Capital Trust V, for the benefit of the Holders or beneficial owners of the Trust Preferred Securities and the Holders of the Trust Common Security, is the registered owner of U.S.$1,265,000,025 aggregate liquidation preference amount of the Preferred Securities of the Company representing preferred limited liability company interests in the Company, which are designated the Class B Preferred Securities, Liquidation Preference Amount U.S.$25 per Class B Preferred Security (the “Class B Preferred Securities”). The Class B Preferred Securities are fully paid and are nonassessable preferred limited liability company interests in the Company, as to which the Securityholders of the Company who hold the Class B Preferred Securities (the “Securityholders”), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the LLC Agreement (as defined below) and their share as provided in the LLC Agreement of the Company’s assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the Amended and Restated Limited Liability Company Agreement of the Company dated as of May 9, 2008, as the same may be amended from time to time in accordance with its terms (the “LLC Agreement”). The powers, preferences and special rights and limitations of the Class B Preferred Securities are set forth in, and this certificate and the Class B Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of the LLC Agreement, authorizing the issuance of the Class B Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding Capital Payments, voting rights, return of capital and otherwise, and other matters relating to the Class B Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the LLC Agreement. The Securityholder is entitled to the benefits of the Class B Preferred Securities Subordinated Guarantee Agreement dated as of May 9, 2008, between Deutsche Bank Aktiengesellschaft, Frankfurt am Main, (the “Guarantor”) and The Bank of New York, as Class B Preferred Guarantee Trustee (the “Class B Preferred Guarantee”), to the extent provided therein. The Company shall furnish a copy of the LLC Agreement and the Class B Preferred Guarantee to the Securityholder without charge upon written request to the Company at its principal place of business.
          By accepting this certificate, the Securityholder hereby acknowledges and agrees to the subordination provisions in, and other terms of, the Class B Preferred Guarantee.
          The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the LLC Agreement. Upon receipt of this certificate, the Securityholder is admitted to the Company as a Class B Preferred Securityholder, is bound by the LLC Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by a duly authorized officer as of the day and year first written above.

DEUTSCHE BANK CONTINGENT CAPITAL LLC V
By:
Name:
Title:

(see reverse for additional terms)

[FORM OF REVERSE OF SECURITY]
          Capital Payments on the Class B Preferred Securities shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2008. Capital Payments on the Class B Preferred Securities payable on each Class B Payment Date shall be calculated as provided below and shall accrue from and including the immediately preceding Class B Payment Date (or May 9, 2008 with respect to the Capital Payment payable June 30, 2008) to but excluding the relevant Class B Payment Date.
          For each Class B Payment Period, Capital Payments shall accrue on the Class B Liquidation Preference Amount of each Class B Preferred Security at a fixed rate of 8.05% per annum, calculated on the basis of a 360-day year of twelve 30-day months.
          If any Class B Payment Date or Class B Redemption Date falls on a day that is not a Business Day, payment of all amounts otherwise payable on such date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.
          If the Trust or the Property Trustee is the Holder of the Class B Preferred Securities, all distributions of cash shall be made by wire transfer of same day funds to such Holder by 9:00 a.m., New York City time, on the applicable Class B Payment Date. If the Trust Preferred Securities (or, if the Trust is liquidated, the Class B Preferred Securities) are in book-entry only form, Capital Payments will be payable to the Holders of record of Class B Preferred Securities as they appear on the Register of the Company on the relevant record dates, which will be at the end of the Business Day immediately preceding the date on which the relevant Capital Payment will be paid. If the Trust Preferred Securities (or, if the Trust is liquidated, the Class B Preferred Securities) are not in book-entry only form, the relevant record dates shall be the end of the 15th Business Day prior to the relevant Class B Payment Date.
          The Company will also have a right, upon the occurrence of a Company Special Redemption Event to redeem the Class B Preferred Securities at any time, in whole but not in part, and upon at least 30 calendar days’ prior notice, subject to the Company having obtained any required regulatory approvals. Any such redemption shall be at the Redemption Price.
          To the extent and in the manner described in the LLC Agreement, Capital Payments on the Class B Preferred Securities shall be cumulative with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities (as defined in the LLC Agreement) and non-cumulative with respect to the Tier 1 Percentage of the Class B Preferred Securities (as defined in the LLC Agreement), if any.
          On or after the Initial Redemption Date, the Class B Preferred Securities shall be redeemable at the option of the Company, in whole but not in part, on any Class B Payment Date, at the Redemption Price.
          No redemption of the Class B Preferred Securities shall take place for any reason unless on the Class B Redemption Date (i) the Company has an amount of cash funds (by reason of payments on the Obligations or the Class B Preferred Guarantee) at least equal to the

Redemption Price, plus Additional Amounts, if any, (ii) the Company has an amount of Operating Profits for the current Class B Payment Period at least equal to the Capital Payments on the Class B Preferred Securities and Arrears of Payments, accrued and unpaid as of the Class B Redemption Date plus Additional Amounts, if any, (iii) the Bank has an amount of Distributable Profits for the preceding fiscal year of the Bank (for which audited unconsolidated financial statements are available) at least equal to the Capital Payments on the Class B Preferred Securities accrued and unpaid as of the Class B Redemption Date, plus the amount of Capital Payments (including any Arrears of Payments) on the Class B Preferred Securities theretofore paid, plus any Additional Amounts plus (x) if the Upper Tier 2 Percentage of the Class B Preferred Securities exceeds zero, capital payments payable on Parity Capital Securities and Preferred Tier 1 Capital Securities, or (y) if the Upper Tier 2 Percentage of the Class B Preferred Securities is zero, capital payments or dividends payable on any Preferred Tier 1 Securities, and (iv) no order of the BaFin (or any other relevant regulatory authority) is in effect prohibiting the Bank from making any distribution of profits.
          No redemption of Class B Preferred Securities, whether on a Class B Payment Date, on or after the Initial Redemption Date or upon the occurrence of a Company Special Redemption Event, shall require the vote or consent of any of the Class B Preferred Securityholders.
          In the event that payment of any redemption price, in respect of any Class B Preferred Securities, is improperly withheld or refused and not paid, Capital Payments on such Class B Preferred Securities shall continue to accrue from the Class B Redemption Date to the date of actual payment of such redemption price.

Schedule 1

Tier 1 Qualification
Election effective as of:	Upper Tier 2 Percentage	Tier 1 Percentage
Issue Date	100%	0%

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ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned assigns and transfers this Class B Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Class B Preferred Security Certificate on the books of the Company. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this
Class B Preferred Security Certificate)

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